Exhibit 1.1

Ventas, Inc.

Common Stock
($0.25 par value)

ATM SALES AGREEMENT

September 18, 2024

BofA Securities, Inc.

BBVA Securities Inc.

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

Jefferies LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

TD Securities (USA) LLC

Truist Securities, Inc.

UBS Securities LLC

Wells Fargo Securities, LLC

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

As Agents and Forward Sellers

Bank of America, N.A.

One Bryant Park

New York, New York 10036

Banco Bilbao Vizcaya Argentaria, S.A.

Ciudad BBVA, Calle Sauceda nº 28

Edificio Oceania, Planta 1ª

Madrid 28050

BNP Paribas

787 Seventh Ave

New York, New York 10019

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Crédit Agricole Corporate and Investment Bank

c/o Credit Agricole Securities (USA) Inc., as agent

1301 Avenue of the Americas

New York, New York 10019

Jefferies LLC

520 Madison Avenue

New York, New York 10022

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC, as agent

1271 Avenue of the Americas

New York, New York 10020

Morgan Stanley & Co. LLC

1585 Broadway, 4th Floor

New York, New York 10036

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ, United Kingdom

Royal Bank of Canada

Brookfield Place

200 Vesey Street

New York, New York 10281

The Bank of New York Mellon

240 Greenwich Street, 3rd Floor

New York, New York 10286

The Bank of Nova Scotia

44 King Street West

Toronto, Ontario M5H 1H1 Canada

c/o Scotia Capital (USA) Inc.

250 Vesey Street

24th Floor

New York, New York 10281

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC, as agent

1 Vanderbilt Avenue

New York, NY 10017

Truist Bank

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

UBS AG London Branch

5 Broadgate

London EC2M 2QS, United Kingdom

Wells Fargo Bank, National Association

500 West 33rd Street

14th Floor

New York, New York 10001

As Forward Purchasers

Ladies and Gentlemen:

Ventas, Inc., a Delaware corporation (the “Company”), confirms its agreement with BofA Securities, Inc., BBVA Securities Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc., UBS Securities LLC and Wells Fargo Securities, LLC, each as sales agent and/or principal and/or forward seller (in any such capacity, each an “Agent” and collectively, the “Agents”), and Bank of America, N.A., Banco Bilbao Vizcaya Argentaria, S.A., BNP Paribas, Citibank, N.A. (or an affiliate thereof), Crédit Agricole Corporate and Investment Bank, Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of New York Mellon, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank, UBS AG London Branch and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser” and collectively, the “Forward Purchasers”), as stated in this Agreement (as defined below).

For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Agent acting as forward seller for a Forward Purchaser, then such Agent, as forward seller, shall be acting solely in its capacity as sales agent for such Forward Purchaser and not as sales agent for the Company with respect to the offering and sale of such Shares, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as forward seller, mutatis mutandis. Only an Agent that is, or is affiliated with, a Forward Purchaser may act as forward seller for such Forward Purchaser.

The Company proposes, subject to the terms and conditions stated herein, to (i) issue, offer and sell from time to time to or through any of the Agents, severally and not jointly, shares (any such shares, “Primary Shares”) of the Company’s common stock, $0.25 par value (the “Common Stock”), and (ii) request the applicable Agents, severally and not jointly, from time to time to offer and sell shares of Common Stock as forward sellers on behalf of the applicable Forward Purchasers (any such shares, “Forward Hedge Shares” and, together with the Primary Shares, the “Shares”), all on the terms and subject to the conditions set forth in this Agreement; provided that the aggregate number of Shares of Common Stock sold pursuant to clauses (i) and (ii) above (including shares of Common Stock issued and sold by the Company to or through the Agents pursuant to this Agreement) and shares of Common Stock borrowed by any Forward Purchasers or their respective affiliates and sold through any Agents, acting as forward sellers, in connection with any Confirmations (as hereinafter defined)) shall not have an aggregate gross sales price in excess of $2,000,000,000. Any Shares of Common Stock to be delivered by the Company to any Forward Purchaser in settlement of all or a portion of the Company’s obligations under any Confirmation are hereinafter sometimes called “Confirmation Shares.” The Company agrees that whenever it determines to sell Shares directly to an Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this ATM Sales Agreement dated as of September 18, 2024, and any applicable Terms Agreement.

The Company may also enter into one or more forward stock purchase transactions (each, a “Forward”) with any of the Forward Purchasers as set forth in one or more separate letter agreements, each in substantially the form attached as Annex II hereto and with such changes therein as the parties thereto may agree (each, a “Confirmation” and, collectively, the “Confirmations”). In connection with any Confirmation entered into as contemplated by this Agreement, it is contemplated that the applicable Forward Purchaser or an affiliate thereof may attempt to borrow and then offer, through the applicable Agent, acting as forward seller and sales agent on behalf of such Forward Purchaser, the applicable Shares for sale on the terms and subject to the conditions set forth in this Agreement.

The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”)), on Form S-3 (File No. 333-277185), to be used in connection with the public offering and sale of certain securities of the Company, including the Shares, under the Securities Act, which became effective pursuant to Rule 462(e) under the Securities Act (“Rule 462(e)”). The “Registration Statement” as of any time shall refer to the automatic shelf registration statement on Form S-3 filed as of February 20, 2024, including a prospectus, filed by the Company with the Commission to be used in connection with the public offering and sale of certain securities of the Company, including the Shares, as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act; provided, however, that the “Registration Statement,” without reference to a time, means such registration statement, as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of Rule 430B(f)(2) under the Securities Act, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act. The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, is referred to herein as the “Base Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the offering and sale of the Shares in accordance with the provisions of Rule 424(b) under the Securities Act (“Rule 424(b)”). Such prospectus supplement, in the form furnished by the Company to the Agents and Forward Purchasers in connection with the offering of the Shares, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, is referred to herein as the “Prospectus Supplement.” The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents and the Forward Purchasers for use in connection with the offering and sale of the Shares, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“affiliate” has the meaning set forth in Rule 405 under the Securities Act (“Rule 405”).

“Applicable Time” means, with respect to a specific offering and sale of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and the applicable Agents and Forward Purchasers.

“business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

“General Disclosure Package” means, with respect to a specific offering and sale of Shares, each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time and the number of Shares in such offering and the public offering price per Share, all considered together.

“Governmental Entity” means any domestic or foreign court with jurisdiction over the Company or any Subsidiary or any of their assets or properties or other governmental or regulatory authority, agency or body.

“Interpretive Letter” means the interpretive letter dated October 9, 2003 in which the staff of the Commission responded to the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Commission.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act (“Rule 433”)), including, without limitation, any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Shares that is (i) required to be filed by the Company with the Commission, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offering and sale of Shares, the applicable Agents, pursuant to Section 3(1) hereof that is furnished to the Agents or the applicable Agents, as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents or the applicable Agents, as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Significant Subsidiary” means any subsidiary of the Company within the meaning set forth in Rule 1-02 of Regulation S-X.

“Subsidiary” means any “subsidiary” (as defined in Rule 405) of the Company.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

Section 1.     Representations and Warranties. The Company represents and warrants (a) to each Agent and each Forward Purchaser as of the date of this Agreement, as of each Registration Statement Amendment Date (as defined in Section 3(o) hereof), as of each Company Periodic Report Date (as defined in Section 3(n) hereof), as of each Company Earnings Report Date (as defined in Section 3(o) hereof) and as of each Request Date (as defined in Section 3(o) hereof) and (b) with respect to a specific offering and sale of Shares, to the applicable Agents or Forward Purchasers as of each Applicable Time, as of each Settlement Date (as defined in Section 2(i) hereof) and as of each Trade Date (as defined in each Confirmation, if any) (each, a “Representation Date”), and agrees with each Agent and Forward Purchaser, as follows:

(i)       Compliance with Registration Requirements.

(A)            The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) that has become effective upon filing with the Commission under the Securities Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act (“Rule 401(g)(2)”) objecting to the use of the automatic shelf registration statement form or any post-effective amendment thereto. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A under the Securities Act have been instituted or are pending or, to the knowledge of the Company, have been threatened by the Commission.

(B)            Each of the Registration Statement and any post-effective amendment thereto, at the respective times the Registration Statement and any post-effective amendment thereto became effective and as of each new effective date with respect to the applicable Agents and Forward Purchasers pursuant to Rule 430B(f)(2), complied and complies in all material respects with the requirements of the Securities Act and did not and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Each of the preliminary prospectus, if any, and the Prospectus, when filed with the Commission, complied or will comply in all material respects with the requirements of the Securities Act, and the Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and at any Settlement Date, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the first two sentences of this Section l(i)(B) do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Agents and the Forward Purchasers expressly for use therein, it being understood and agreed that the only such information furnished by the Agents and the Forward Purchasers consists of the Agent Information described as such in Section 6(a) hereof. There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

(C)            At each Applicable Time, the General Disclosure Package did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty set forth in the immediately preceding sentence does not apply to statements in or omissions from the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by the Agents and the Forward Purchasers expressly for use therein, it being understood and agreed that the only such information furnished by the Agents and the Forward Purchasers consists of the Agent Information described as such in Section 6(a) hereof.

(ii)      Well-Known Seasoned Issuer. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto, if applicable, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance upon the exemption from Section 5(c) of the Securities Act set forth in Rule 163 under the Securities Act, (D) at the date of this Agreement and any Terms Agreement and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(iii)     Issuer Not Ineligible Issuer. (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) with respect to the Shares, (B) at the time of the most recent amendment to the Registration Statement, if applicable, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the date of this Agreement and any Terms Agreement and (D) at each Applicable Time, the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary under the circumstances that the Company be considered an Ineligible Issuer.

(iv)     Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to any Settlement Date, any written communication (as defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Shares, other than (A) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (B) the Prospectus and the General Disclosure Package and (C) any Issuer Free Writing Prospectus reviewed and consented to by the Agents and the Forward Purchasers.

(v)      Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the specific offering and sale of the Shares contemplated hereby, or until any earlier date that the Company notifies the Agents and the Forward Purchasers in accordance with Section 3(c) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement.

(vi)     Capitalization. The Company has an authorized capitalization of 600,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $1.00 par value (“Preferred Stock”). All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right. There are no shares of Preferred Stock outstanding. All of the issued and outstanding shares of capital stock or other equity interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, are owned by the Company, directly or indirectly through one or more Subsidiaries, free and clear of all Liens, other than Liens (A) that will be discharged at or prior to the Applicable Time with respect to a specific offering and sale of Shares or (B) that are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations or assets of the Company and its Subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(vii)    Authorization and Description of the Shares. The Shares have been duly authorized by the Company and, at any Settlement Date with respect to a specific offering and sale of Shares, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and conform to the description thereof contained or incorporated by reference in the Prospectus and the General Disclosure Package; and the stockholders of the Company will have no preemptive or similar rights with respect to the Shares or the issue and sale thereof.

(viii)   Organization and Good Standing; Power and Authority. Each of the Company and each Significant Subsidiary (A) is a corporation, partnership, limited liability company or real estate investment trust duly organized and validly existing under the laws of the jurisdiction of its organization, (B) has all requisite corporate, partnership, limited liability company or trust power and authority necessary to own its property and carry on its business as described in the General Disclosure Package and the Prospectus and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except for any failures to be so qualified and in good standing that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(ix)     Authorization of Agreements. This Agreement has been, and any Terms Agreement will have been, duly authorized, executed and delivered by the Company.

(x)       Absence of Violations and Defaults. Neither the Company nor any Significant Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which it is a party, by which it is bound or to which its assets or properties is subject (collectively, “Agreements and Instruments”) or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any Governmental Entity, except, in the case of clauses (B) and (C), for any such defaults or violations that are set forth in the Registration Statement, the General Disclosure Package or the Prospectus or that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xi)     No Conflicts. Neither the execution, delivery and performance of this Agreement or any Confirmation or Terms Agreement by the Company nor the issuance, offer and sale of the Shares and any Confirmation Shares (as defined below) by the Company contemplated hereby does or will (A) violate the charter, bylaws or other constitutive documents of the Company or any Subsidiary, (B) conflict with, result in a breach or violation of, or constitute a default under any Agreements and Instruments or (C) violate any law, statute, rule, regulation, judgment, order or decree of any Governmental Entity, except, in the case of clauses (B) and (C), for any such conflicts, breaches, defaults or violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or materially adversely affect the consummation of any transactions contemplated hereby. No consent, approval, authorization or order of, or filing with, any Governmental Entity is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance by the Company of this Agreement or any Confirmation or Terms Agreement, including the consummation of any of the transactions contemplated hereby, except such as have been or will be obtained or made at or prior to the Settlement Date relating to a specific offering of Shares or Confirmation Shares or as may be required by state securities laws, blue sky laws or the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xii)     Absence of Proceedings. Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, there is no action, suit or proceeding before or by any domestic or foreign court, arbitrator or other Governmental Entity pending or, to the knowledge of the Company, threatened, to which the Company or any Subsidiary is a party or to which the assets or properties of the Company or any Subsidiary are subject, that is, individually or in the aggregate, reasonably likely (A) to have a Material Adverse Effect or (B) to materially and adversely affect the offering and sale of the Shares or Confirmation Shares contemplated hereby. Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, there is no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary is subject that is, individually or in the aggregate, reasonably likely to materially and adversely affect the offering and sale of the Shares or Confirmation Shares contemplated hereby.

(xiii)   Exchange Act Compliance. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(xiv)   Possession of Licenses and Permits. Each of the Company and each Subsidiary possesses all licenses, certificates, permits, authorizations and approvals issued by the appropriate federal, state, local or foreign Governmental Entities (collectively, “Authorizations”) necessary to carry on its business as described in the General Disclosure Package and the Prospectus, except for any failures to hold such Authorizations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect, except for any failures to be valid or in full force and effect that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the limitation, suspension or revocation of any such Authorization, except for any such limitations, suspensions or revocations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xv)    Owned and Leased Real Property. The Company and its Subsidiaries have good and marketable title in fee simple to, or a ground leasehold interest in, all real property (other than properties capitalized under capital leases) described as owned by them in the General Disclosure Package and the Prospectus, in each case free and clear of all Liens, except (A) for Liens described in the General Disclosure Package and the Prospectus and (B) for any failures to have such title or any Liens that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Any real property held under lease by the Company and its Subsidiaries is held under a valid and enforceable lease, except for any failures to so hold such real property that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. To the knowledge of the Company, no lessee or sublessee of any portion of any of the properties owned or leased by the Company and/or any Subsidiary is in default under its respective lease and there is no event that, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except as described in each of the General Disclosure Package and the Prospectus and except for any such defaults that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xvi)   Qualification as a REIT. Commencing with the Company’s taxable year ended December 31, 1999, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s current and proposed method of operation will enable the Company to continue to meet the current requirements for qualification and taxation as a REIT under the Code.

(xvii)  Tax Returns and Payment of Taxes. (A) All tax returns required to be filed by the Company and each Subsidiary have been timely filed in all jurisdictions where such returns are required to be filed; (B) the Company and each Subsidiary have paid all taxes, including, but not limited to, income, value added, property and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles (“GAAP”) or those currently payable without penalty or interest; and (C) the Company and each Subsidiary have complied with all withholding tax obligations, except, in the case of any of clause (A), (B) or (C), where the failure to make such required filings, payments or withholdings is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xviii) Investment Company Act. The Company is not and, upon the issuance and sale of the Shares and Confirmation Shares as contemplated by this Agreement or any Confirmation, as applicable, and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xix)    Disclosure Controls and Procedures. The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that (A) are designed to ensure that material information is accumulated and communicated to the Company’s Chief Executive Officer and Chief Financial Officer on a timely basis, (B) were evaluated for effectiveness as of the end of the Company’s most recent fiscal quarter and (C) are effective at a reasonable assurance level to perform the functions for which they were established.

(xx)     Internal Control over Financial Reporting. The Company maintains “internal control over financial reporting” (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Such internal control over financial reporting was evaluated for effectiveness as of the end of the Company’s most recent fiscal year and, as of that date, was effective. Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, since the end of the Company’s most recent audited fiscal year, there have been no changes in the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxi)    IT Systems. The Company and the Subsidiaries’ material information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including Personal Data, used in connection with their businesses. “Personal Data” means a natural person’s name, street address, telephone number, email address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or any other piece of information that reasonably allows for the identification of such natural person or his or her family. To the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except for those that may be remedied without any material cost to the Company. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xxii)   No Material Adverse Change in Business. Since the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus (in each case as supplemented or amended), except as otherwise set forth therein, (A) neither the Company nor any Subsidiary has (1) incurred any liability or obligation, direct or contingent, that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or (2) entered into any material transaction not in the ordinary course of business, (B) there has been no event or development in respect of the business or financial condition of the Company and its Subsidiaries that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect and (C) there has been no material change in the long-term debt of the Company and its Subsidiaries or in the authorized capitalization of the Company.

(xxiii)  Independent Accountants and Financial Statements. KPMG LLP is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act. The historical consolidated financial statements of the Company and its Subsidiaries, together with the related financial statement schedules and notes thereto, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position and results of operations of the Company and its Subsidiaries at the respective dates and for the respective periods presented therein. Such historical consolidated financial statements and the related financial statement schedules and notes thereto, if any, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented, except as otherwise set forth in the Registration Statement, the General Disclosure Package or the Prospectus. The pro forma condensed, consolidated financial statements of the Company and its Subsidiaries and the related notes thereto, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxiv)     Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (the “Incorporated Documents”), when filed with the Commission, complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable.

(xxv)      No Stabilization or Manipulation. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer or affiliate of the Company has taken, directly or indirectly, any action designed, or that would reasonably be expected, to cause or result in the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(xxvi)     Sarbanes-Oxley Compliance. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002.

(xxvii)    No Unlawful Payments. None of the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of its or their respective directors, officers, agents or employees is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or any other applicable anti-bribery or anti-corruption laws including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-bribery or anti-corruption laws. The Company, its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA and applicable anti-bribery and anti-corruption laws.

(xxviii)    No Conflict with Money Laundering Laws. The operations of the Company and its Subsidiaries are conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the Company and its Subsidiaries conduct business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Entity or any arbitrator involving the Company and its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxix)      No Conflict with OFAC Laws. None of the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of its or their respective directors, officers, agents, employees or affiliates is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”). The Company will not, directly or indirectly, use the proceeds of the sale of any Shares or Confirmation Shares under this Agreement or any Confirmation, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxx)       Confirmations. On the date of each Confirmation, if any, such Confirmation will have been duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity thereunder may be limited by applicable law and public policy; and each Confirmation, if any, will conform in all material respects to the statements relating thereto contained in the General Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus.

(xxxi)     Confirmation Shares. Any Confirmation Shares have been duly authorized by the Company for issuance and sale to the applicable Forward Purchasers or any of their respective affiliates pursuant to the Confirmations (if any) and, when issued and delivered by the Company in accordance with such Confirmations upon payment of any consideration required by such Confirmations, will be validly issued, fully paid and non-assessable; the Confirmation Shares conform and will conform to the statements relating thereto contained in the General Disclosure Package and the Prospectus and such statements conform and will conform to the rights set forth in the instruments defining the same; and the issuance, sale and delivery of the Confirmation Shares is not subject to preemptive or other similar rights to arising by operation of law, under the charter or bylaws of the Company, under any agreements or instrument to which the Company or any of its subsidiaries is a party or otherwise. Assuming (i) no change in law or change in the policy of the Commission or its staff with respect to the Interpretive Letter and (ii) that the Forward Purchaser party to the relevant Confirmation has complied with the Interpretive Letter and with the covenants set forth in such Confirmation, the issuance, sale and delivery by the Company of Confirmation Shares to such Forward Purchaser pursuant to such Confirmation in accordance with the terms thereof and the delivery by such Forward Purchaser or any of its affiliates of such Confirmation Shares, during the term of and at any settlement of such Confirmation, to close out open borrowings of Common Stock created in the course of the hedging activities by such Forward Purchaser or any of its affiliates relating to such Forward Purchaser’s exposure under such Confirmation, do not and will not require registration under the Securities Act.

(xxxii)     Listing. Prior to the earlier of (a) the first time that any Shares are offered for sale pursuant to this Agreement and (b) the first date on which the Company shall enter into a Terms Agreement with any Agent or Agents or a Confirmation with any Forward Purchaser, the Shares and Confirmation Shares will have been approved for listing on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance.

(xxxiii)    Reservation of Shares and Confirmation Shares. The Company has reserved and has available, and will reserve and keep available at all times, free of preemptive rights, the maximum number of authorized and unissued shares of Common Stock necessary to satisfy the Company’s obligations to issue Shares and Confirmation Shares pursuant to this Agreement, any Confirmations and any Terms Agreements.

(xxxiv)    Actively-Traded Security. The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

Any certificate signed by any officer of the Company addressed and delivered to the Agents or the Forward Purchasers or to counsel for the Agents or the Forward Purchasers shall be deemed a representation and warranty by the Company to the Agents and the Forward Purchasers as to the matters covered thereby. The Company acknowledges that the Agents and the Forward Purchasers and, for purposes of the opinions to be delivered to the Agents and the Forward Purchasers pursuant to Section 5 hereof, counsel for the Company and counsel for the Agents and the Forward Purchasers will rely upon the accuracy of the foregoing representations and warranties, and the Company hereby consents to such reliance.

Section 2.       Sale and Delivery of Shares.

(a)            Upon the terms and subject to the conditions set forth herein, the Company may, in its sole discretion, and subject to the applicable Agent’s or Forward Purchaser’s right, in its sole discretion, to decline such request, (i) in connection with any offer or sale of Shares by the Company to any Agent, acting as sales agent for the Company, or directly to any Agent or Agents, acting as principal, offer and sell such Shares on the terms and subject to the conditions set forth in this Agreement and, in the case of a sale of Shares to any Agent or Agents as principal, the applicable Terms Agreement and (ii) subject to the terms and conditions set forth herein, if the Company enters into a Confirmation with any Forward Purchaser, then, in consultation with such Forward Purchaser and the applicable Agent (which shall be either the same entity as such Forward Purchaser or an affiliate of such Forward Purchaser), request such Agent, acting as forward seller on behalf of such Forward Purchaser, to offer and sell the Shares borrowed by such Forward Purchaser or an affiliate thereof from third parties as contemplated by the relevant Forward Instruction Notice (as defined in Section 2(b) below). Sales of the Shares, if any, as contemplated by this Agreement, made through an Agent acting as sales agent of the Company or as forward seller on behalf of the related Forward Purchaser, or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on the NYSE, through market markers or otherwise at market prices prevailing at the time of such sales, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law.

(b)            The Shares may be sold through any Agent, acting as sales agent on behalf of the Company or as forward seller on behalf of the related Forward Purchaser, on any NYSE trading day, other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time (each, a “Trading Day”), on which (i) the Company has requested such Agent to make such sales, on behalf of the Company or on behalf of the applicable Forward Purchaser as forward seller, and (ii) the Company has performed its covenants and satisfied its conditions specified in Sections 4 and 5 hereof. Such instructions shall specify whether (i) such Shares will be sold through an Agent, as sales agent, or (ii) the applicable Shares may be borrowed by a Forward Purchaser or an affiliate thereof and sold through the applicable Agent, as forward seller, in connection with hedging a Forward pursuant to a Confirmation as contemplated by clause (ii) of Section 2(a) above. On any Trading Day, the Company may request only one Agent, as sales agent for the Company or as forward seller on behalf of a Forward Purchaser, to offer or sell Shares. If the Company requests to sell Shares through an Agent, it shall (i) in the case of sales on behalf of the Company, request the applicable Agent by email or telephone (confirmed promptly by email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number and the maximum aggregate gross sales price of Shares to be sold on such Trading Day and the minimum price per Share at which such Shares may be sold, or (ii) in the case of a Forward, propose to the applicable Agent and the applicable Forward Purchaser, by email, to enter into a Forward consistent with the request substantially in the form set forth in Annex III (or such other form as the Company, such Forward Purchaser and such Agent shall agree) (the “Forward Instruction Notice”). Such Forward Instruction Notice shall specify the Forward Hedge Selling Period (as defined below), the number of Forward Hedge Shares that may be sold by the relevant Agent over the Forward Hedge Selling Period (the “Designated Forward Hedge Shares”), the maximum aggregate gross sales price of the Forward Hedge Shares to be sold by the relevant Agent over the Forward Hedge Selling Period (the “Aggregate Maximum Forward Hedge Amount”), the minimum price per share at which Forward Hedge Shares may be sold, the commission the Agent is to receive for selling such Forward Hedge Shares (the “Forward Seller Commission”), the price per share below which Physical Settlement (as defined in the relevant Confirmation) shall apply under the relevant Confirmation (the “Termination Threshold”), the Spread, the initial Stock Loan Fee, the maximum Stock Loan Fee, the Maturity Date, the Forward Price Reduction Dates, the corresponding Forward Price Reduction Amounts (as each such term is defined in the relevant Confirmation), and any other desired terms for the relevant Confirmation; provided that the Designated Forward Hedge Shares, the Aggregate Maximum Forward Hedge Amount and the minimum price per share at which the Forward Hedge Shares may be sold shall, in each case, be subject to adjustment upon the relevant Forward Purchaser’s receipt of prior written notice from the Company, and such Forward Purchaser shall make such adjustment during the Forward Hedge Selling Period by notice to the Agent acting as forward seller on behalf of the relevant Forward Purchaser by email or by telephone confirmed promptly by email; provided further that the Forward Purchaser shall have the right to reject any increase to the Designated Forward Hedge Shares or the Aggregate Maximum Forward Hedge Amount so requested by the Company during the Forward Hedge Selling Period; provided, however, that the Company may not adjust the Aggregate Maximum Forward Hedge Amount if such adjusted Aggregate Maximum Forward Hedge Amount is less than the aggregate gross sales price of the Forward Hedge Shares actually sold as of the date of such adjustment, nor may the Company adjust the Designated Forward Hedge Shares if such adjusted Designated Forward Hedge Shares is less than the number of Forward Hedge Shares actually sold as of the date of such adjustment. Such Agent and/or such Forward Purchaser shall promptly, and in any event prior to the opening of trading on the Trading Day following the Trading Day on which such Forward Instruction Notice was delivered, choose to (A) accept the terms proposed in such Forward Instruction Notice, (B) decline to participate in the proposed Forward or (C) propose amended terms upon which to participate in the proposed Forward; provided, however, that in the case of clause (C), the Company may accept or reject such amended terms in its sole discretion no later than on the Trading Day following the Trading Day on which such Agent and/or such Forward Purchaser proposed amended terms. Promptly upon the acceptance of a Forward Instruction Notice (or its amended terms) and in any event prior to the opening of trading on the Trading Day immediately following such acceptance, the Company and the Forward Purchaser shall enter into a Confirmation substantially in the form of Annex II hereto and consistent with such Forward Instruction Notice. “Forward Hedge Selling Period” means the period of such number of consecutive Trading Days (as determined by the Company in its sole discretion and specified in the applicable Forward Instruction Notice, subject to adjustment (as described below)), beginning on the date specified in such Forward Instruction Notice or, if such date is not a Trading Day, the next Trading Day following such date and ending on the earliest of (x) the last such Trading Day specified in such Forward Instruction Notice, (y) any such Trading Day specified by the Company as the last Trading Day of the Forward Hedge Selling Period in a subsequent notice (which, for the avoidance of doubt, may be a notice described in Section 2(d) hereof) to the Agent, acting as a forward seller on behalf of the relevant Forward Purchaser, and to such Forward Purchaser by email or by telephone confirmed promptly by email and (z) the date on which the Agent, as forward seller, shall have completed the sale of Forward Hedge Shares in a commercially reasonable manner in connection with the relevant Confirmation to establish a commercially reasonable hedge position; provided, however, that if, prior to the end of any Forward Hedge Selling Period any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the relevant Confirmation) under, and pursuant to the provisions of Section 3 of the relevant Confirmation, then the Forward Hedge Selling Period shall, upon the relevant Agent, as forward seller, becoming aware of such occurrence, immediately terminate as of the first such occurrence; and provided, further, that any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement.

(c)            Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company, the performance by the Company of its covenants and other obligations contained herein and the satisfaction of the conditions specified in Section 5 hereof), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell, as sales agent for the Company or as forward seller for the applicable Forward Purchaser, as the case may be, all of the Shares so designated by the Company in accordance with such instructions. The Company may change the Agent through whom sales of the Shares as sales agents for the Company or forward seller on behalf of any Forward Purchaser will be made on any Trading Day (i) without notice to any other Agent or Forward Purchaser if, the Company has not otherwise provided any instructions to any Agent or Forward Purchaser to offer or sell Shares on such Trading Day; or (ii) to the extent the Company provided instructions to any Agent or Forward Purchaser to offer or sell Shares on such Trading Day, with notice from the Company to such Agent or Forward Purchaser, as applicable, in writing by email at least one Trading Day prior to changing such Agent; provided that, in the case of the sale of Shares on behalf of a Forward Purchaser, only the Agent affiliated with such Forward Purchaser may sell such Shares as forward seller on behalf of such Forward Purchaser. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its Subsidiaries or to a trustee or other person acquiring shares of Common Stock for the accounts of such persons in which any of the Agents is acting for the Company in a capacity other than as Agent under this Agreement. The parties hereto, severally and not jointly, each acknowledge and agree that (A) there can be no assurance that any Agent (whether acting as sales agent on behalf of the Company or as forward seller for any Forward Purchasers) will be successful in selling any Shares in accordance with the Company’s instructions or that any Forward Purchaser or any of its affiliates will be successful in borrowing any Shares or selling any Shares through the applicable Agent, as forward seller, (B) no Agent or Forward Purchaser or any of their respective affiliates will incur any liability or obligation to the Company if any Agent fails to sell Shares as required by this Agreement (whether acting as sales agent on behalf of the Company or as forward seller on behalf of any Forward Purchaser) other than any liability that an Agent may incur as a result of the failure by such Agent to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations and (C) no Agent, Forward Purchaser or any of their respective affiliates shall incur any liability or obligation for any failure by any Forward Purchaser or any of its affiliates to borrow, offer or sell any Shares as a result of any of the circumstances specified in clauses (i) or (ii) of Section 2(m).

(d)            The Company or the Agent, whether acting as sales agent on behalf of the Company or forward seller on behalf of a Forward Purchaser, through whom the sale of Shares is to be made on any Trading Day may, upon notice to the other party and, if such Agent is acting as forward seller on behalf of a Forward Purchaser, such Forward Purchaser by telephone (confirmed promptly by email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Shares through such Agent, whether as sales agent on behalf of the Company or forward seller on behalf of a Forward Purchaser, for any reason and at any time; provided, however, that such suspension shall not affect or impair the respective obligations of the Company, such Agent or, in the case of Shares being sold on behalf of a Forward Purchaser, such Forward Purchaser with respect to the Shares sold, or with respect to Shares that an investor has agreed to purchase, hereunder prior to the giving of such notice.

(e)            The gross sales price of any Shares sold pursuant to this Agreement by any Agent acting as sales agent of the Company or as forward seller on behalf of a Forward Purchaser shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company and, if such Agent is acting as forward seller on behalf of a Forward Purchaser, such Forward Purchaser, the market price prevailing at the time of sale for the Shares sold by such Agent (on the NYSE or otherwise), at prices related to prevailing market prices or a negotiated price. The compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent for the Company or as forward seller on behalf of a Forward Purchaser shall be equal to the amount of commission charged by such Agent in accordance with its normal trading and sales practices, not to exceed 1.5% of the gross sales price for such Shares sold pursuant to this Agreement. In connection with sales pursuant to Section 2(a)(ii) hereof, the compensation payable to the Agent for sales of Forward Hedge Shares with respect to which the Agent acts as forward seller shall be reflected in a reduction not to exceed 1.5% from the Initial Forward Price (as defined in the relevant Confirmation). The Company may sell Shares to an Agent or Agents as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after deducting the applicable Agent’s compensation and after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or the applicable Forward Purchaser, as the case may be, for such sales (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable following such sales if any deduction referenced in the preceding sentence will be made (other than the deduction of compensation payable to such Agent). Notwithstanding the foregoing, in the event the Company instructs the applicable Agent, acting as sales agent on behalf of the Company or as forward seller on behalf of a Forward Purchaser, to sell Shares other than on the NYSE, the Company, such Agent and, in the case of Shares being sold on behalf of a Forward Purchaser, such Forward Purchaser, will agree to compensation for such Agent that is customary for such sales.

(f)            Promptly following the close of trading on the NYSE on each Trading Day on which Shares are sold under this Agreement, the applicable Agent, whether acting as sales agent for the Company or as forward seller on behalf of a Forward Purchaser, shall provide written confirmation to the Company setting forth: (i) the number of Primary Shares and Forward Hedge Shares sold on such day, (ii) the aggregate gross sales proceeds of such Shares, (iii) the aggregate Net Proceeds to the Company or the applicable Forward Purchaser, as the case may be, (iv) the Initial Forward Price as of such day under any Confirmation pursuant to which the Forward Hedge Shares were sold on such day, and (v) the aggregate compensation payable by the Company to such Agent with respect to such sales.

(g)            Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement or any Terms Agreement, or which are the subject of requests to an Agent, as sales agent for the Company or as forward seller on behalf of a Forward Purchaser, pursuant to Section 2(b) hereof (including offers and sales of Forward Hedge Shares on behalf of any relevant Forward Purchaser, but excluding Confirmation Shares), exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the second paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement, (iii) duly authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors or a duly authorized committee thereof or (iv) listed or approved for listing on the NYSE, and, in each case referred to in clauses (i), (ii) and (iii), notified by the Company to the Agents and the Forward Purchasers in writing. In addition, under no circumstances shall any Shares with respect to which an Agent acts as sales agent for the Company or as forward seller on behalf of any Forward Purchaser be offered or sold, or be the subject of request pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to such Agent and any affiliated Forward Purchaser in writing, and the Company shall not enter into any Confirmation with respect to a number of Confirmation Shares in excess of the number of Confirmation Shares duly authorized, reserved and available from time to time for issuance and sale under such Confirmation or listed or approved for listing on the NYSE. Notwithstanding the foregoing, the Agents, the Forward Purchasers or any of their respective affiliates shall have no responsibility for maintaining records with respect to, or determining the number of Shares available for issuance or sale under the Registration Statement, the number of Confirmation Shares available for issuance or sale under any Confirmations, the number of Shares or Confirmation Shares listed or approved for listing on the NYSE, or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(h)            If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the other parties hereto, and offers and sales of Shares through the Agents, whether acting as sales agents for the Company or as forward sellers on behalf of any Forward Purchasers, under this Agreement shall be suspended until such provisions or other exemptive provisions have been satisfied in the reasonable judgment of each party.

(i)            Each Settlement Date (as defined below) will occur on the business day that is also a Trading Day next succeeding the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agent. On each Settlement Date for the sale of Primary Shares through an Agent as sales agent pursuant to Section 2(a)(i) hereof (each such day, a “Direct Settlement Date”), such Shares shall be delivered by the Company to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. On each settlement date for the sale of Forward Hedge Shares through an Agent as forward seller pursuant to Section 2(a)(ii) hereof (each such day, a “Forward Settlement Date,” and together with the Direct Settlement Date, a “Settlement Date”), such Forward Hedge Shares shall be delivered by the applicable Forward Purchaser to the Agent in book entry form to the Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Forward Hedge Shares in same day funds delivered to an account designated by the applicable Forward Purchaser, or as otherwise agreed to between the applicable Agent and the applicable Forward Purchaser. If the Company shall default on its obligation to deliver Shares to the relevant Agent acting as sales agent on behalf of the Company on any Direct Settlement Date (and not including, for the avoidance of doubt, any Forward Hedge Shares intended to be borrowed and delivered by the relevant Forward Purchaser or its affiliate on a Forward Settlement Date), the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default. The applicable Net Proceeds on any Settlement Date shall always be delivered substantially simultaneously with the Shares delivered by the Company or the Forward Purchaser, as applicable.

(j)            Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or request an Agent, whether acting as sales agent for the Company or as forward seller on behalf of a Forward Purchaser, to offer or sell, any Shares (and, by notice to the Agents and the Forward Purchasers given by email or telephone (confirmed promptly by email), shall cancel any instructions for any such offer or sale prior to the commencement of the periods referenced below), and no Agent shall be obligated to make any such offer or sale of Shares, and the Company shall not enter into any Terms Agreement, Forward Instruction Notice or Confirmation, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(k) hereof, at any time during the period commencing on the tenth business day prior to the time the Company issues a press release containing, or otherwise publicly announces, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(k)            Notwithstanding clause (ii) of Section 2(j) hereof, if the Company wishes to offer or sell Shares to any of the Agents or to have Shares sold by any Forward Purchaser through the related Agent, acting as forward seller on behalf of such Forward Purchaser or enter into a Confirmation, at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent and, in the case of any proposed offer or sale through such Agent acting as forward seller, the applicable Forward Purchaser (with a copy to counsel for the Agents and the Forward Purchasers) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement, other than any earnings projections and similar forward-looking data and officers’ quotations (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent and, if applicable, Forward Purchaser, (ii) provide such Agent and, if applicable, Forward Purchaser with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Sections 3(o), 3(p) and 3(q), respectively, hereof, (iii) afford such Agent and, if applicable, Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K with the Commission and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(k) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Sections 3(o), 3(p) and 3(q), respectively, hereof, and (B) this Section 2(k) shall in no way affect or limit the operation of clause (i) of Section 2(j) hereof, which shall have independent application.

(l)            No Agent shall have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and such Agent agree as set forth below. Shares purchased from the Company by one or more Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agents and the Company as evidenced by a Terms Agreement or a Forward Instruction Notice. The applicable Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be upon the terms and subject to the conditions set forth herein. At the time of each Terms Agreement, the applicable Agent shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Sections 3(o), 3(p) and 3(q), respectively, hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

(m)            Notwithstanding anything herein to the contrary, in the event that in the good faith, commercially reasonable judgment of the applicable Forward Purchaser either (i) it or its affiliate is unable to borrow or deliver a number of Forward Hedge Shares equal to the Designated Forward Hedge Shares for sale under this Agreement, as set forth in the relevant Forward Instruction Notice and, if applicable, adjusted by the Forward Purchaser or its affiliate upon notice from the Company, in each case, pursuant to Section 2(b) hereof, or (ii) a Stock Borrow Event (as defined in the relevant Confirmation) would occur, then the Agent, as forward seller, shall be required to offer and sell on behalf of the Forward Purchaser only the aggregate number of Forward Hedge Shares that the Forward Purchaser or its affiliate is able to so borrow below such cost.

(n)            The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by or on behalf of the Company or any Forward Purchaser pursuant to this Agreement or any Terms Agreement shall be effected by or through only one of the Agents on any given day (whether acting as sales agent, forward seller or principal) and the Company shall in no event request that more than one Agent offer or sell Shares (whether acting as sales agent, forward seller or principal) on the same day; provided that the foregoing shall not prohibit the Company from entering into a Terms Agreement with two or more Agents providing for such Agents, each acting severally as principal, to offer and sell the Shares set forth in such Terms Agreement or prohibit or limit in any respect the offer or sale of Shares purchased by any Agent, as principal, from the Company pursuant to a Terms Agreement.

Section 3.       Covenants. The Company agrees with each Agent and each Forward Purchaser that, during the term of this Agreement:

(a)            Compliance with Securities Regulations and Commission Requests. During the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act (whether physically or through compliance with Rule 153 or 172 under the Securities Act or, in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act), the Company, subject to Sections 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents and the Forward Purchasers promptly (and confirm such notice in writing) (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall have become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable Agents and, if applicable, Forward Purchasers), (ii) of the receipt of any comments from the Commission that relate to the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information that relates to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with any offering of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will make all filings required by Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, will promptly file such prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order or order of notice of prevention or suspension of the Registration Statement, any preliminary prospectus or the Prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest practicable moment. In the event of any issuance of a notice of objection by the Commission, the Company shall use its commercially reasonable efforts to permit offers and sales of Shares by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission and at or prior to the time any subsequent Prospectus Supplement that increases the gross offering price or number of Shares that may be offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b)            Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of sales of Shares and Confirmation Shares as contemplated in this Agreement, the Confirmations, the Registration Statement, the General Disclosure Package and the Prospectus. During the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act (whether physically or through compliance with Rule 153 or 172 under the Securities Act or, in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act), if any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable judgment of the Company or counsel for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, through the filing of any document incorporated or deemed to be incorporated by reference therein, in order to comply with the requirements of the Securities Act or the Exchange Act, the Company will promptly (A) notify the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to one or more Agents as principal, the applicable Agents of such event or condition, (B) prepare such amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents and the Forward Purchasers or the applicable Agents, as the case may be, with copies of any such amendment or supplement and (C) file with the Commission such amendment or supplement and use its commercially reasonable efforts to have any amendment to the Registration Statement declared effective by the Commission as promptly as practicable if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents or Forward Purchasers or the applicable Agents, as the case may be, or counsel for the Agents or Forward Purchasers shall reasonably object within a reasonable time following receipt thereof.

(c)            Filing or Use of Amendments and Supplements. During the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act (whether physically or through compliance with Rule 153 or 172 under the Securities Act or, in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act), the Company will notify the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to one or more Agents as principal, the applicable Agents of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the Securities Act, the Exchange Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, and, a reasonable amount of time prior to such proposed filing or use, will furnish to the Agents and the Forward Purchasers or the applicable Agents, as the case may be, copies of any such document; provided, that the Company shall not file or use any such document to which the Agents or the Forward Purchasers or the applicable Agents, as the case may be, or counsel for the Agents or the Forward Purchasers shall reasonably object within a reasonable time following receipt thereof.

(d)            Delivery of Registration Statements. Upon the request of any Agent, the Company will deliver to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits thereto). The signed copies of the Registration Statement and each amendment thereto furnished to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)            Delivery of Prospectuses. The Company will furnish to the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to one or more Agents as principal, the applicable Agents, without charge, upon the execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 under the Securities Act, would be) required by the Securities Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents or the Forward Purchasers or the applicable Agents, as the case may be, may reasonably request. The Company will also furnish to each exchange or market on which sales of Shares were made, upon the reasonable request of the Agents or the Forward Purchasers or the applicable Agents, as the case may be, such number of copies of the Prospectus (as amended or supplemented) as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section 3(e) will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)            Reporting Requirements. During the period in which a prospectus is (or, but for the exception afforded by Rule 172 under the Securities Act, would be) required by the Securities Act to be delivered in connection with any offer or sale of Shares, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act in the manner and within the time periods prescribed by the Exchange Act. Additionally, the Company shall disclose in such documents the use of the Net Proceeds from the sale of any Shares and any Confirmation Shares as may be required under the Securities Act, including, if applicable, Rule 463 under the Securities Act.

(g)            Blue Sky Qualifications. If required by applicable law, the Company will use its commercially reasonable efforts, in cooperation with the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to one or more Agents as principal, the applicable Agents to qualify the Shares and Confirmation Shares for offering and sale under the applicable securities laws of such states and U.S. jurisdictions as the Agents or the Forward Purchasers or the applicable Agents, as the case may be, may, from time to time, designate and to maintain such qualifications in effect for so long as required to complete the sale of the Shares contemplated by this Agreement or the sale and delivery of any Confirmation Shares pursuant to any Confirmation; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)            Earnings Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents and the Forward Purchasers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act; provided, that the Company will be deemed to have furnished such statement to its security holders to the extent it is filed with the Commission pursuant to EDGAR.

(i)            Use of Proceeds. The Company will use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement and the issuance and sale of any Confirmation Shares pursuant to any Confirmations in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)            Listing. The Company will use its reasonable best efforts to effect, subject to official notice of issuance, and maintain the listing of the Shares and Confirmation Shares on the NYSE.

(k)            Notice of Certain Actions. At any time that sales of Shares have been made but not settled, or at any time the Company has outstanding with any Agent any instructions to sell Shares but such instructions have not been fulfilled or cancelled, the Company will not, without the prior written consent of the applicable Agent or Forward Purchaser, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be offered and sold hereunder or any Confirmation Shares sold or delivered pursuant to any Confirmation, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the first Trading Day prior to the delivery by the Company to the applicable Agent of such instructions to sell Shares hereunder and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock, options to purchase Common Stock, stock units or any other securities convertible into or exchangeable for Common Stock issued or granted to employees or directors of the Company pursuant to, or the filing of a registration statement with respect to, any existing or future benefit plan of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any rights to purchase shares of Common Stock or any shares of Common Stock issued pursuant to, or the filing of a registration statement with respect to, any existing or future employee stock purchase plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) any shares of Common Stock issued upon redemption of the Class A units of limited partnership in NHP/PMB L.P. and (F) any shares of Common Stock or securities convertible into or exchangeable for Common Stock issued in full or partial consideration in connection with future acquisitions or strategic investments.

(l)            Issuer Free Writing Prospectuses. The Company agrees that, without the prior written consent of the applicable Agents and, if applicable, the applicable Forward Purchasers, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, that such consent will be deemed to have been given in respect of any electronic road show. The Company represents that it has treated, or agrees that it will treat, each such free writing prospectus consented to by the applicable Agents and, if applicable, the applicable Forward Purchasers as an Issuer Free Writing Prospectus and that it will comply with the applicable requirements of Rule 164 under the Securities Act and Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following the issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicts or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agents and, if applicable, the applicable Forward Purchasers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)            No Stabilization or Manipulation. The Company agrees that neither it nor any affiliate of the Company will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the Exchange Act.

(n)            Update of Activity under this Agreement. For each fiscal quarter in which sales of Shares were made by or through an Agent or Agents hereunder, or any sales or deliveries of Confirmation Shares were made pursuant to a Confirmation, the Company shall disclose the number of Shares sold by or through such Agent or Agents, whether acting as sales agents for the Company or as principal, under this Agreement, the number of Shares sold through the Agents, acting as forward sellers, under this Agreement, the number of Confirmation Shares sold or delivered, if any, pursuant to any Confirmations, the Net Proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales and deliveries, in each case during such fiscal quarterly period, and the total number of remaining Confirmation Shares issuable by the Company under any outstanding Confirmations as of the last day of such fiscal quarterly period (i) in the Company’s Quarterly Report on Form 10-Q with respect to such fiscal quarter or, in the case of the last quarter of the fiscal year, in the Company’s Annual Report on Form 10-K (each date on which any such report or amendment thereto is filed, a “Company Periodic Report Date”) and (ii) to the extent required by applicable law and/or interpretations of the Commission, in a Prospectus Supplement for each such fiscal quarter.

(o)            Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement, (i) promptly after each date on which the Registration Statement shall be amended, a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (A) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (B) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof or (C) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including under Item 2.02 of such form, that is considered “filed” under the Exchange Act)) (each such date, a “Registration Statement Amendment Date”), (ii) promptly after each date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (each such date, a “Company Earnings Report Date”), (iii) promptly after each Company Periodic Report Date and (iv) promptly after each reasonable request by the Agents (each date of any such request, a “Request Date”), the Company will furnish or cause to be furnished to the Agents and the Forward Purchasers, as applicable, an officers’ certificate, dated such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and Forward Purchasers, to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agents and Forward Purchasers are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate; provided, that the Company shall not be required to furnish such certificate during a Suspension Period pursuant to Section 3(w) hereof. The Company shall further furnish on each of the dates identified in the prior sentence such additional certificates and documents as the Agents and Forward Purchasers may reasonably request, including for the purpose of evidencing the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements contained herein. All such additional certificates and documents shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Agents and Forward Purchasers. As used in this Section 3(o), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, any Company Earnings Report Date or any Company Periodic Report Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(p)            Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement, promptly after each Registration Statement Amendment Date, each Company Earnings Report Date, each Company Periodic Report Date and each Request Date, the Company will furnish or cause to be furnished to the Agents and the Forward Purchasers, as applicable, the written opinions and letters of each of counsel for the Company (who shall be reasonably acceptable to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers, dated such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, of the same tenor as the respective opinions and letters referred to in Sections 5(b) and 5(c) hereof, as applicable, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinions and letters or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents and the Forward Purchasers shall furnish the Agents and the Forward Purchasers with a letter substantially to the effect that the Agents and the Forward Purchasers may rely upon such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance); provided, that the Company shall not be required to furnish or cause to be furnished such opinions and letters during a Suspension Period pursuant to Section 3(w) hereof. As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, any Company Earnings Report Date or any Company Periodic Report Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(q)            Delivery of Future Accountants’ Letters. Upon commencement of the offering of Shares under this Agreement, promptly after each Registration Statement Amendment Date, each Company Earnings Report Date and each Company Periodic Report Date, the Company will cause its independent accountants to furnish to the Agents and the Forward Purchasers, as applicable, a letter, dated such Registration Statement Amendment Date, such Company Earnings Report Date or such Company Periodic Report Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter; provided, that the Company shall not be required to furnish or cause to be furnished such letter during a Suspension Period pursuant to Section 3(w) hereof. As used in this Section 3(q), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, any Company Earnings Report Date or any Company Periodic Report Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(r)            Trading in the Common Stock. The Company consents to the Agents, the Forward Purchasers and their respective affiliates trading in the Common Stock for their own account and for the account of their clients at the same time as sales and deliveries of Shares occur pursuant to this Agreement and any Confirmations.

(s)            Non-Consummation Offer. If, to the knowledge of the Company, any filing required by Rule 424 under the Securities Act in connection with an offering of Shares shall not have been made or the representations and warranties of the Company contained in this Agreement shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from or through an Agent the right to refuse to purchase and pay for such Shares.

(t)            Due Diligence Review. The Company will cooperate, fully and in a timely manner upon reasonable notice, with any due diligence review reasonably requested by the Agents or Forward Purchasers or counsel for the Agents and the Forward Purchasers in connection with offers and sales of Shares from time to time, including, without limitation, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, and using its commercially reasonable efforts to provide access to the Company’s auditors. For the avoidance of doubt, any such request by an Agent or a Forward Purchaser at the time such Agent or Forward Purchaser is requested to commence sales hereunder shall be deemed a reasonable request.

(u)            Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an Agent as principal remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and the Forward Purchasers of the Renewal Deadline and (ii) promptly file, if eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance reasonably satisfactory to the Agents and the Forward Purchasers. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (A) promptly notify the Agents and the Forward Purchasers of such ineligibility, (B) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (C) use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (D) promptly notify the Agents and the Forward Purchasers of such effectiveness. The Company will use its commercially reasonable efforts to take all other actions necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(v)            Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents and the Forward Purchasers of such ineligibility, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (iii) use its commercially reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness. The Company will use its commercially reasonable efforts to take all other actions necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of such notice pursuant to Rule 401(g)(2) under the Securities Act or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new shelf registration statement or such post-effective amendment, as the case may be.

(w)            Suspension Period. The Company may notify the Agents and the Forward Purchasers by telephone (confirmed promptly by email), or by such other method as the Company and the Agents and the Forward Purchasers shall mutually agree in writing, at any time until 5:00 p.m., New York City time, on the second business day preceding any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date that it does not intend to sell Shares under this Agreement for the period commencing on such date and continuing until the first Trading Day after the earlier of (i) the date the Company instructs an Agent to sell Shares, or Forward Purchaser through the applicable Agent to sell Shares, under this Agreement and (ii) the date the Company notifies the Agents and the Forward Purchasers that it is revoking its prior notice to the Agents and the Forward Purchasers that it does not intend to sell Shares under this Agreement (a “Suspension Period”). During any such Suspension Period, the Company’s obligations to provide officers’ certificates pursuant to Section 3(o) hereof, opinions and letters of counsel pursuant to Section 3(p) hereof and accountants’ letters pursuant to Section 3(q) hereof shall be suspended and waived. Upon termination of a Suspension Period, no Agent or Forward Purchaser through the applicable Agent shall have any obligation to sell Shares hereunder pursuant to a Company request until such time as the Company performs its obligations hereunder and satisfies the conditions contained herein, including delivery of all such deliverables required pursuant to Sections 3(o), 3(p) and 3(q) hereof or otherwise reasonably requested by the Agents and the Forward Purchasers, and subject to completion by the Agents and the Forward Purchasers of their customary due diligence review.

Section 4.       Payment of Expenses.

(a)            Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, any Terms Agreement and any Confirmation, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (including financial statements and exhibits thereto), (ii) the preparation, printing and delivery to the Agents and the Forward Purchasers of such number of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto, as reasonably requested by the Agents and the Forward Purchasers, (iii) the preparation, issuance and delivery to the Agents and the Forward Purchasers of the Shares and Confirmation Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents and Confirmation Shares to the Forward Purchasers, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares and Confirmation Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonably incurred and documented fees and disbursements of counsel for the Agents and the Forward Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (such fees and disbursements of counsel for the Agents and the Forward Purchasers not to exceed $10,000), (vi) the fees and expenses of any transfer agent or registrar for the Shares and Confirmation Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers in connection with, the review by FINRA of the terms of sales of Shares, if applicable, (ix) the fees and expenses incurred in connection with the listing of the Shares and Confirmation Shares on the NYSE and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of Shares caused by a breach by the Company of the representation contained in Section l(i)(C) hereof.

(b)            If either (i) an aggregate of 150,000 Shares or (ii) an aggregate gross offering price of Shares of at least $10,000,000 has not been offered and sold under this Agreement prior to the second anniversary of the date hereof (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Agents and the Forward Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Agents and the Forward Purchasers incurred in connection with this Agreement.

Section 5.       Conditions of Agents’ and Forward Purchasers’ Obligations. The obligations of the Agents and the Forward Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained herein and in certificates of any officer of the Company delivered pursuant hereto at each Representation Date, to the performance by the Company of its covenants and other obligations hereunder and if applicable, under any Confirmations entered into by the Company, and to the following further conditions:

(a)            Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof, and the Registration Statement shall have become effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the initial Prospectus Supplement promptly following the execution and delivery of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) shall have been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall have been issued and no proceedings for any of those purposes or pursuant to Section 8A under the Securities Act shall have been instituted or be pending or, to the knowledge of the Company, contemplated. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents and the Forward Purchasers. The Company shall have paid to the Commission the required filing fees relating to the Shares as specified in Section 3(a) hereof.

(b)            Opinions and Negative Assurance Letters of Counsel for the Agents and the Forward Purchasers. On the date of this Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinions and negative assurance letters of Goodwin Procter LLP, counsel for the Agents and the Forward Purchasers, dated such date, with respect to such matters as the Agents and the Forward Purchasers may reasonably request. In giving such opinions and negative assurance letters, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents and the Forward Purchasers. Such counsel may also state that, insofar as such opinions and negative assurance letters involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

(c)            Opinions and Letters of Counsel to the Company. On the date of this Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinions and letters of:

(i)  Davis Polk & Wardwell, LLP, counsel for the Company, dated such date, substantially in the form set forth in Exhibit A-1 hereto and to such further effect as the Agents and the Forward Purchasers may reasonably request; and

(ii)  Hogan Lovells US LLP, tax counsel for the Company, dated such date, substantially in the form set forth in Exhibit A-2 hereto and to such further effect as the Agents and the Forward Purchasers may reasonably request; and

(iii)  Carey S. Roberts, general counsel for the Company, dated such date, substantially in the form set forth in Exhibit B hereto and to such further effect as the Agents and the Forward Purchasers may reasonably request.

(d)            Accountants’ Letter. On the date of this Agreement, the Agents and the Forward Purchasers shall have received a letter from KPMG LLP, dated such date, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its Subsidiaries and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(e)            Officer’s Certificate on Size of ATM Program. On the date of this Agreement, the Company shall have furnished to the Agents and the Forward Purchasers a certificate of an executive officer of the Company, dated such date, in a form reasonably satisfactory to the Agents and the Forward Purchasers, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum aggregate gross sales price of Shares, as duly authorized by the Company’s board of directors or a duly authorized committee thereof, and specifying the number of Shares and Confirmation Shares that have been approved for listing, subject to official notice of issuance, on the NYSE.

(f)            Officers’ Certificate for the Company. On the date of this Agreement, there shall not have been, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any event or development in respect of the business or financial condition of the Company and its Subsidiaries that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and the Agents and the Forward Purchasers shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect that (i) there has been no such event or development, (ii) the representations and warranties of the Company contained in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes or pursuant to Section 8A under the Securities Act have been instituted or are pending or, to the knowledge of the Company, contemplated.

(g)            Listing. The Shares and Confirmation Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.

(h)            Additional Documents. Counsel for the Agents and the Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements reasonably requested by the Agents or the Forward Purchasers, or in order to reasonably evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions contained herein; and all proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares, the authorization, execution and delivery of any Confirmations, and the authorization, issuance, sale and delivery of any Confirmation Shares as contemplated herein and in any Confirmations shall be reasonably satisfactory in form and substance to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers.

(i)            Termination of this Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agents or Forward Purchasers by notice to the Company at any time, and any such termination shall be without liability of any party to any other party, except that Sections 1, 3(h), 4, 6, 7, 8, 12, 13, 14, 15 and 22 hereof shall remain in full force and effect notwithstanding such termination.

Section 6.                Indemnification.

(a)            Indemnification of the Agents and the Forward Purchasers. The Company agrees to indemnify and hold harmless each Agent and each Forward Purchaser, their respective selling agents, officers and directors and each person, if any, who controls such Agent or Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as well as each affiliate of the Agents and the Forward Purchasers within the meaning of Rule 405 under the Securities Act, as follows:

(i)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission from any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) hereof) any such settlement is effected with the prior written consent of the Company; and

(iii)      against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the applicable Agents and any applicable Forward Purchasers, as the case may be), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under Section 6(a)(i) or 6(a)(ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by an Agent or a Forward Purchaser in writing expressly for use therein (the “Agent Information”).

(b)            Indemnification of the Company, Officers and Directors. Each Agent and each Forward Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information furnished to the Company by such Agent or Forward Purchaser, as the case may be, in writing expressly for use therein.

(c)            Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, except to the extent it is materially prejudiced as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel for the indemnified parties shall be selected by the Agents and if, applicable, Forward Purchasers, subject to the reasonable approval of the indemnifying party, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel for the indemnified parties shall be selected by the Company, subject to the reasonable approval of the indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel for the indemnifying party shall not (except with the consent of the indemnified party) also be counsel for the indemnified party; provided further, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to the indemnified party of the indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any fees and expenses of counsel subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the action, in which case the fees and expenses of such indemnified party’s counsel shall be at the expense of the indemnifying party. Notwithstanding the foregoing, in no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party or parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could reasonably be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its prior written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, that an indemnifying party shall not be liable for any such settlement effected without its prior written consent if such indemnifying party (A) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (B) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

Section 7.                Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents and any applicable Forward Purchasers, on the other hand, from the specific offering and sale of Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agents and any applicable Forward Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the applicable Agents and any applicable Forward Purchasers, on the other hand, in connection with a specific offering and sale of Shares shall be deemed to be in the same proportion as the total Net Proceeds from such offering (such total Net Proceeds to be calculated by deducting commissions and underwriting discounts payable to the applicable Agents in respect of the Shares sold in such offering but without any further deductions) received by the Company, on the one hand (and, for purposes of the foregoing, the Company shall be deemed to have received Net Proceeds from the sale of Shares sold through any of the applicable Agents, acting as forward seller on behalf of a Forward Purchaser in connection with a Confirmation entered into by such Forward Purchaser, in an amount equal to the proceeds that would have been received by the Company upon full physical settlement of the Confirmation Shares under such Confirmation, assuming that the aggregate amount payable by such Forward Purchaser to the Company for such Confirmation Shares is equal to the aggregate amount of Net Proceeds received by such Forward Purchaser from the sale of such Shares through such Agent), bear to the total commissions or underwriting discounts received by the applicable Agents from such offering and the aggregate net spread (net of any related hedging and other costs) received by the applicable Forward Purchasers (if any) in connection therewith, on the other hand. For the avoidance of doubt, for purposes of this Section 7 the Net Proceeds received by a Forward Purchaser from the sale of Shares through an Agent shall be calculated as the gross proceeds from such sale minus the commission owed to such Agent (but without any further deductions from such aggregate gross proceeds), which commission, on a per Share basis, shall be deemed to be percentage discount applied to the Initial Forward Price (as defined in the related Confirmation) and such commission amount shall also be deemed to be the commission received by such Agent for such sale.

The relative fault of the Company, on the one hand, and the applicable Agents and any applicable Forward Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the applicable Agents and any applicable Forward Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agents and any applicable Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, neither any Agent nor the Forward Purchaser, if any, affiliated with such Agent shall be required to contribute any amount in excess of, in the case of such Agent, the total commissions or underwriting discounts received by such Agent in connection with Shares offered and sold through it or purchased by it for sale to the public or, in the case of such Forward Purchaser (if any), the aggregate net spread (net of any related hedging and other costs) received by such Forward Purchaser in connection therewith.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Agent or a Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and an Agent’s or a Forward Purchaser’s selling agents, officers and directors shall have the same rights to contribution as such Agent or Forward Purchaser, as applicable, and each officer or director of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The respective obligations of the applicable Agents and any applicable Forward Purchasers to contribute pursuant to this Section 7 in connection with any applicable offering of Shares pursuant to this Agreement are several and not joint and shall be in proportion to, in the case of such Agents, the respective amounts of commissions and underwriting discounts received by such Agents from the sale of such Shares sold to or through such Agents in such offering or, in the case of any such Forward Purchasers, the respective net spreads (net of any hedging and other costs) received by such Forward Purchasers in connection therewith, such that respective obligations of each such Agent and each such Forward Purchaser (if any) to contribute pursuant to this Section 7 in connection with such offering shall be in the same proportion that, in the case of any such Agent, the aggregate amount of commissions and underwriting discounts received by such Agent from the sale of Shares sold to or through such Agent in such offering or, in the case of any such Forward Purchaser, the aggregate amount of net spread (net of any hedging and other costs) received by such Forward Purchaser in connection therewith, as applicable, bears to the sum of the aggregate amount of commissions and underwriting discounts received by all of the applicable Agents from the sale of Shares sold to or through such Agents in such offering and the aggregate amount of net spreads (net of any hedging and other costs) received by all such Forward Purchasers (if any) in connection therewith .

Section 8.                Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in the certificates of any officer of the Company delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent or any Forward Purchaser or their selling agents, officers or directors or any person who controls such Agent or Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or the Company or its officers or directors or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) delivery of and payment for the Shares or Confirmation Shares.

Section 9.                Termination.

(a)            This Agreement may be terminated for any reason, at any time, by the Company, by any Agent (as to itself) or by any Forward Purchaser (as to itself), in each case upon the giving of one day’s prior written notice to the other parties hereto. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of this Agreement. This Agreement will automatically terminate following the sale of Shares having an aggregate gross sales price of $2,000,000,000.

(b)            The applicable Agents may terminate a Terms Agreement to which they are a party, at any time at or prior to the Settlement Date, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any event or development in respect of the business or financial condition of the Company and its Subsidiaries that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agents, impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, (iv) trading generally on the NYSE or the NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (vi) a banking moratorium has been declared by either U.S. federal or New York authorities.

(c)            If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the non-defaulting Agent or Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)        if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, the non-defaulting Agent or Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of such non-defaulting Agent or Agents; or

(ii)       if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any non-defaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the non-defaulting Agent or Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package, the Prospectus or any other documents or arrangements.

(d)            In the event of any termination under this Section 9, no party hereto will have any liability to any other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (A) an Agent shall own any Shares purchased by it as principal or (B) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) Sections 3(h), 4, 6, 7, 8, 12, 13, 14, 15 and 22 hereof shall remain in effect.

Section 10.              Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Agents and the Forward Purchasers shall be directed at:

Agent and Forward Seller

BofA Securities Inc.

One Bryant Park

New York, New York 10036

Attention: ATM Execution, Email: dg.atm_execution@bofa.com

Forward Purchaser

Bank of America, N.A.

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: Rohan Handa

Email: Rohan.handa@bofa.com

Agent and Forward Seller

BBVA Securities Inc.

1345 Avenue of Americas, 44th Floor

New York, New York 10105

Forward Purchaser

Banco Bilbao Vizcaya Argentaria, S.A.

Ciudad BBVA, Calle Sauceda nº 28

Edificio Oceania, Planta 1ª

Madrid 28050

Agent and Forward Seller

BNP Paribas Securities Corp.

787 Seventh Ave

New York, New York 10019

Attention: Robert McDonald

Phone: + 1 (646) 342-0756

Email: DL NYK STE dl.nyk.ste@us.bnpparibas.com

Forward Purchaser

BNP Paribas

787 Seventh Avenue

New York, New York 10019

Attention: Robert McDonald

Phone: + 1 (646) 342-0756

Email: DL NYK STE dl.nyk.ste@us.bnpparibas.com

Agent and Forward Seller

BNY Mellon Capital Markets, LLC

240 Greenwich Street, 3rd Floor

New York, New York 10286

Forward Purchaser

The Bank of New York Mellon

240 Greenwich Street, 3rd Floor

New York, New York 10286

Agent and Forward Seller

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: Robert G. Leonard, Matthew T. Morris, Eric Natelson, Theodore Finkelstein

Email: robert.g.leonard@citi.com, matthew.t.morris@citi.com, eric.natelson@citi.com, theodore.finkelstein@citi.com

Forward Purchaser

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Robert G. Leonard, Matthew T. Morris, Eric Natelson, Theodore Finkelstein

Email: robert.g.leonard@citi.com, matthew.t.morris@citi.com, eric.natelson@citi.com, theodore.finkelstein@citi.com

Agent and Forward Seller

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

Attention: Equity Capital Markets

Email: equitycapitalmarkets@ca-cib.com

Forward Purchaser

Crédit Agricole Corporate and Investment Bank12, place des États-Unis CS 70052
92547 Montrouge Cedex, France
Attention: Mimoun Nadir
Facsimile: 33.1.41.89.93.12
Email: eqd-corporates-emea@ca-cib.com

With a copy to:

Crédit Agricole Corporate and Investment Bank
c/o Credit Agricole Securities (USA) Inc., as agent
1301 Avenue of the Americas
New York, New York 10019
Attention: Jonathan Fecowicz
Email: jonathan.fecowicz@ca-cib.com; jean.bel@ca-cib.com

With a copy to:

Crédit Agricole Corporate and Investment Bank

12, place des États-Unis CS 70052
92547 Montrouge Cedex, France
Attention: Legal Department

Facsimile: 33.1.41.89.64.79; 33.1.41.89.29.86

Agent and Forward Seller

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: General Counsel

Forward Purchaser

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: Colyer Curtis

Telephone: (212) 708-2734

Email: CCurtis@jefferies.com and CorpEqDeriv@jefferies.com

Agent and Forward Seller

J.P. Morgan Securities LLC

383 Madison Avenue

6th floor

New York, New York 10179

Attention: Sanjeet Dewal

Facsimile: (212) 622-8783

Email: sanjeet.s.dewal@jpmorgan.com

Forward Purchaser

JPMorgan Chase Bank, National Association, EDG Marketing Support

383 Madison Avenue

New York, New York 10179

Email: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com

Copy to: Sanjeet Dewal

Email: sanjeet.s.dewal@jpmorgan.com

Agent and Forward Seller

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Attention: Stephen Roney; Ivana Rupcic-Hulin; Daniel Blake

Telephone: (212) 205-7527; (212) 205-7734; (212) 205-7755

Email: Stephen.Roney@mizuhogroup.com; Ivana.Rupcic-Hulin@mizuhogroup.com; Daniel.Blake@mizuhogroup.com

With a copy to: legalnotices@mizuhogroup.com

Forward Purchaser

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC, as agent

1271 Avenue of the Americas

New York, New York 10020

Attention: US Equity Derivatives Notices

Telephone: (646) 949-9531

Email: Derivs-EQNoticesUS@mizuhogroup.com

Agent and Forward Seller

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Equity Syndicate Desk

Copy to: Legal Department

Forward Purchaser

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Equity Syndicate Desk

Copy to: Legal Department

Agent and Forward Seller

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Attention: Capital Markets

Fax: (646) 434-3455

Email: FLOEStransactions@us.sc.mufg.jp and ECM@us.sc.mufg.jp

Forward Purchaser

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC27 9AJ, United Kingdom

Attention: Derivative Confirmations (fax: +44 (0) 20 7577 2898/2875

Email: docsconfirms@int.sc.mufg.jp, with a copy to: ECM@us.sc.mufg.jp

Agent and Forward Seller

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

8th Floor

New York, New York 10281

Attention: Equity Syndicate

Forward Purchaser

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, New York 10281

Attention: Structured Derivatives Documentation

Email: seddoc@rbccm.com

Agent and Forward Seller

Scotia Capital (USA) Inc.

250 Vesey Street

24th Floor

New York, New York 10281

Attention: Equity Capital Markets, with a copy to Chief Legal Officer, U.S.

Facsimile: (212) 225-6653

E-mail: us.ecm@scotiabank.com, us.legal@scotiabank.com

Forward Purchaser

The Bank of Nova Scotia

44 King Street West

Toronto, Ontario M5H 1H1 Canada

c/o Scotia Capital (USA) Inc.

250 Vesey Street

24th Floor,

New York, New York 10281

Attention: U.S. Equity Derivatives

Telephone: (212) 225-5230, (212) 225-5582

Email: bahar.lorenzo@scotiabank.com, gary.nathanson@scotiabank.com

Copy to: BNSEquityConfirmations@scotiabank.com

Agent and Forward Seller

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

Attention: Equity Capital Markets

Email: USTMG@tdsecurities.com

Forward Purchaser

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

Attention: Global Equity Derivatives

Telephone: (212) 827-7306

Email: tdusa-gedusinvestorsolutionssales@tdsecurities.com and bradford.limpert@tdsecurities.com

Agent and Forward Seller

Truist Securities, Inc.

333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Forward Purchaser

Truist Bank

333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Agent and Forward Seller

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Attention: Equity Syndicate Desk

Forward Purchaser

UBS AG London Branch

5 Broadgate

London EC2M 2QS, United Kingdom

Agent and Forward Seller

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor, New York, New York 10001

Attention: Equity Syndicate Department and Special Equities Desk

Facsimile: (212) 214-5918

Forward Purchaser

Wells Fargo Bank, National Association

500 West 33rd Street

14th Floor

New York, New York 10001

Email: corporatederivativenotifications@wellsfargo.com

Attention: Structuring Services Group

Facsimile: (212) 214-5918

with a copy to:

Goodwin Procter LLP

620 Eighth Avenue

New York, New York 10018

Attention: Audrey S. Leigh

Notices to the Company shall be directed at:

Ventas, Inc.

353 N. Clark Street

Suite 3300

Chicago, Illinois 60654

Attention: General Counsel

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Richard D. Truesdell Jr.

Section 11.              No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) each purchase and sale of Shares pursuant to this Agreement and the issuance and sale of Confirmation Shares pursuant to any Confirmation, including the determination of the public offering prices of Shares, if any, and any related discounts and commissions, and the price to be paid for any Confirmation Shares, are arm’s-length commercial transactions between the Company, on the one hand, and the applicable Agents and/or Forward Purchasers, as applicable, on the other hand, (ii) the Agents and the Forward Purchasers have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or any of its Subsidiaries or other affiliates with respect to any offering of Shares, sale of Confirmation Shares or the process leading thereto (irrespective of whether the applicable Agents or Forward Purchasers, as applicable, have advised or are currently advising the Company or any of its Subsidiaries or other affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement or any Confirmation, as applicable, (iii) the Agents, the Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (iv) the Agents and the Forward Purchasers have not provided any legal, accounting, financial, regulatory or tax advice to the Company or any other person or entity with respect to any offering of Shares or sale of Confirmation Shares and the Company has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

Section 12.              Parties. This Agreement shall inure to the benefit of and be binding upon the Agents, the Forward Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Purchasers, their respective selling agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Purchasers, their respective selling agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

Section 13.              Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each Agent and each Forward Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 14.              GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING HEREUNDER OR RELATED HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 15.              Consent to Jurisdiction; Waiver of Immunity. Each of the Company, each Agent and each Forward Purchaser agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (a) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (b) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the jurisdiction of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company, each Agent and each Forward Purchaser irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 16.              TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 17.              Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 18.              Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 19.              Amendments or Waivers. No amendment or waiver of any provision of this Agreement nor any consent or approval to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the Company, the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to one or more Agents as principal, the applicable Agents.

Section 20.              Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents and the Forward Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company’s entities, which information may include the name and address of their respective clients, as well as other information that will allow the Agents and the Forward Purchasers to properly identify their respective clients.

Section 21.              Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Agents and the Forward Purchasers with respect to the subject matter hereof.

Section 22.              Recognition of the U.S. Special Resolution Regime. In the event that any Agent or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or Forward Purchaser, as the case may be, of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this Section 22, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Agents, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

VENTAS, INC.

By:	/s/ Robert F. Probst
	Name:	Robert F. Probst
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to ATM Sales Agreement]

Accepted as of the date hereof:

BofA Securities, Inc.

As Agent And Forward Seller

By:	/s/ Gray Hampton
Name: Gray Hampton
Title: Vice Chairman

BBVA SECURITIES INC.

As Agent And Forward Seller

By:	/s/ Peter Jensen
Name: Peter Jensen
Title: Managing Director

BNP PARIBAS SECURITIES CORP.

As Agent And Forward Seller

By:	/s/ Robert McDonald
Name: Robert McDonald
Title: Managing Director

BNY MELLON CAPITAL MARKETS, LLC

As Agent And Forward Seller

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

Citigroup Global Markets Inc.

As Agent And Forward Seller

By:	/s/ Scott Shelley
Name: Scott Shelley
Title: Vice President

[Signature Page to ATM Sales Agreement]

Credit Agricole Securities (USA) Inc.

As Agent And Forward Seller

By:	/s/ Jean-Marc Nguyen
Name: Jean-Marc Nguyen
Title: Managing Director Head of Investment Banking

By:	/s/ Douglas Cheng
Name: Douglas Cheng
Title: Managing Director

JEFFERIES LLC

As Agent And Forward Seller

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

J.P. Morgan Securities LLC

As Agent And Forward Seller

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

mizuho securities usa llc

As Agent And Forward Seller

By:	/s/ Ivana Rupcic-Hulin
Name: Ivana Rupcic-Hulin
Title: Managing Director

Morgan Stanley & Co. LLC

As Agent And Forward Seller

By:	/s/ Jon Sierant
Name: Jon Sierant
Title: Managing Director

MUFG Securities Americas Inc.

As Agent And Forward Seller

By:	/s/ Geoffrey Paul
Name: Geoffrey Paul
Title: Managing Director

[Signature Page to ATM Sales Agreement]

RBC Capital Markets, LLC

As Agent And Forward Seller

By:	/s/ Asad Kazim
Name: Asad Kazim
Title: Managing Director and Head of U.S. Real Estate

Scotia capital (usa) inc.

As Agent And Forward Seller

By:	/s/ John Cronin
Name: John Cronin
Title: Managing Director

td securities (usa) llc

As Agent And Forward Seller

By:	/s/ Bradford Limpert
Name: Bradford Limpert
Title: Managing Director

TRUIST SECURITIES, INC.

As Agent And Forward Seller

By:	/s/ Michael Collins
Name: Michael Collins
Title: Managing Director

UBS Securities LLC

As Agent And Forward Seller

By:	/s/ Steve Studnicky
Name: Steve Studnicky
Title: Managing Director

By:	/s/ Matthew Dejana
Name: Matthew Dejana
Title: Executive Director

Wells Fargo Securities, LLC

As Agent And Forward Seller

By:	/s/ Rohit Mehta
Name: Rohit Mehta
Title: Executive Director

[Signature Page to ATM Sales Agreement]

BANK OF AMERICA, N.A.

As Forward Purchaser

By:	/s/ Rohan Handa
Name: Rohan Handa
Title: Managing Director

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

As Forward Purchaser

By:	/s/ Annabella Rutigliano
Name: Annabella Rutigliano
Title: Executive Director

By:	/s/ Luis Alarcon Gonzalez
Name: Luis Alarcon Gonzalez
Title: Managing Director

BNP PARIBAS

As Forward Purchaser

By:	/s/ Robert McDonald
Name: Robert McDonald
Title: Managing Director

By:	/s/ John Nunziata
Name: John Nunziata
Title: Managing Director

CITIBANK, N.A.

As Forward Purchaser

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

Credit Agricole CORPORATE AND INVESTMENT BANK

As Forward Purchaser

By:	/s/ Jean-Marc Nguyen
Name: Jean-Marc Nguyen
Title: Managing Director Head of Investment Banking

By:	/s/ Douglas Cheng
Name: Douglas Cheng
Title: Managing Director

JEFFERIES LLC

As Forward Purchaser

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

[Signature Page to ATM Sales Agreement]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

As Forward Purchaser

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

MIZUHO MARKETS AMERICAS LLC

As Forward Purchaser

By:	/s/ Matthew E. Chiavaroli
Name: Matthew E. Chiavaroli
Title: Authorized Signatory

MORGAN STANLEY & CO. LLC

As Forward Purchaser

By:	/s/ Mark Asteris
Name: Mark Asteris
Title: Managing Director

MUFG SECURITIES EMEA PLC

As Forward Purchaser

By:	/s/ Catherine Lucas
Name: Catherine Lucas
Title: Authorised Signatory

ROYAL BANK OF CANADA

As Forward Purchaser

By:	/s/ Brian Ward
Name: Brian Ward
Title: Managing Director

[Signature Page to ATM Sales Agreement]

THE BANK OF NEW YORK MELLON

As Forward Purchaser

By:	/s/ Robert Lynch
Name: Robert Lynch
Title: Managing Director

THE BANK OF NOVA SCOTIA

As Forward Purchaser

By:	/s/ Kshamta Kaushik
Name: Kshamta Kaushik
Title: Managing Director

THE TORONTO-DOMINION BANK

As Forward Purchaser

By:	/s/ Vanessa Simonetti
Name: Vanessa Simonetti
Title: Managing Director

TRUIST BANK

As Forward Purchaser

By:	/s/ Michael Collins
Name: Michael Collins
Title: Managing Director

UBS AG LONDON BRANCH

As Forward Purchaser

By:	/s/ Steve Studnicky
Name: Steve Studnicky
Title: Managing Director

By:	/s/ Matthew Dejana
Name: Matthew Dejana
Title: Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

As Forward Purchaser

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

[Signature Page to ATM Sales Agreement]

Exhibit A-1

FORM OF CORPORATE OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO Section 5(C)(I)

Exhibit A-2

FORM OF TAX OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO Section 5(C)(II)

Exhibit B

FORM OF OPINION OF COMPANY’S GENERAL COUNSEL
TO BE DELIVERED PURSUANT TO Section 5(C)(iIi)

Annex I

Ventas, Inc.
Common Stock
($0.25 par value)
TERMS AGREEMENT

[Address of Agent[s]]

Ladies and Gentlemen:

Ventas, Inc., a Delaware corporation (the “Company”), proposes, on the basis of the representations and warranties, and upon the terms and subject to the conditions, stated herein and in the ATM Sales Agreement, dated September 18, 2024 (the “Sales Agreement”), between the Company, [[          ] (the “Agent”)][the agents party thereto], and the Forward Purchasers, to issue and sell to [the Agent][ [          ] and [          ]] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s] [severally] agree[s] to purchase from the Company the shares of Common Stock specified in Schedule A hereto (the “[Initial]* Securities”), on the terms specified in Schedule A hereto. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Underwriter[s], severally and not jointly,] to purchase up to an additional [          ] shares of Common Stock specified in Schedule A hereto (the “Option Securities,” and together with the Initial Securities, the “Securities”)] at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Company setting forth the number of Option Securities as to which the [several] Underwriter[s] [is/are] then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (each, a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). [If the option hereby granted is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [ • ] in its sole discretion shall make to eliminate any sales or purchases of fractional shares. ]*

For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Sections 3(o), 3(p) and 3(q), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date (as defined below) [and any Date of Delivery].

* Include only if the Underwriter[s][has/have] an option to purchase additional shares of Common Stock from the Company.

Annex I-1

Payment of the purchase price for, and delivery of certificates for, the [Initial] Securities shall be made at the offices of [insert name and address of counsel to the Underwriter[s]], or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at 9:00 a.m. (New York City time) on the third (or fourth, if the pricing occurs after 4:30 p.m. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Company (such time and date of payment and delivery, the “Settlement Date”).

[In addition, in the event that any or all of the Option Securities are purchased by the Underwriter[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Company.]

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter[s] [for their respective accounts] of the Securities to be purchased by such Underwriter[s]. [It is understood that each Underwriter has authorized [ • ], as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. [ • ], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.]

Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Company, and not related solely to the Forward Purchasers, forward sellers or any Confirmations or Confirmation Shares, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date hereof [and/,] the Applicable Time [and any Date of Delivery].

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s] and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING HEREUNDER OR RELATED HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Annex I-2

Very truly yours,

VENTAS, INC.

By:
Name:
Title:

Accepted as of the date hereof:

[UNDERWRITER[S]]

By:
Name:
Title

Annex I-3

Annex II

Form of Confirmation

Annex II-1

Form of Forward Confirmation

FORM OF REGISTERED FORWARD CONFIRMATION

Date: [•], 20[•]

To:	Ventas, Inc. 353 N. Clark Street, Suite 3300 Chicago, Illinois 60654 Attn: Son Nguyen, SVP, Capital Markets & Treasury Telephone: 312.268.4185 Email: son.nguyen@ventasreit.com

From: [DEALER NAME AND NOTICE INFORMATION]

Re:	Registered Forward Transaction

Ladies and Gentlemen:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.	The definitions and provisions contained in the 2006 ISDA Definitions (the “2006 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2006 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.

Each party further agrees that this Confirmation, the Pricing Supplement (as defined below) delivered hereunder and the Agreement (as defined below) together evidence a complete binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Party A and Party B in connection with the Sales Agreement (as defined below) (each, an “Additional Confirmation”) shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency and (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to Party A with a “Threshold Amount” of 3% of the stockholders’ equity of Party A; provided that (x) the words “, or becoming capable at such time of being declared,” shall be deleted from clause (1) thereof, (y) “Specified Indebtedness” has the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A’s banking business, and (z) the following language shall be added to the end of such Section 5(a)(vi): “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (X) the default was caused solely by error or omission of an administrative or operational nature; (Y) funds were available to enable the party to make the payment when due; and (Z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay;”). In the event of any inconsistency between the Agreement, this Confirmation, the Pricing Supplement, the 2006 Definitions and the 2002 Definitions, the following will prevail for purposes of the Transaction in the order of precedence indicated: (i) the Pricing Supplement, (ii) this Confirmation; (iii) the 2002 Definitions; (iv) the 2006 Definitions and (v) the Agreement. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”) shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction. For the avoidance of doubt, if there exists any ISDA Master Agreement between Party A and Party B or any confirmation or other agreement between Party A and Party B pursuant to which an ISDA Master Agreement is deemed to exist between Party A and Party B, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Party A and Party B are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement, and the occurrence of any Event of Default or Termination Event under the Agreement with respect to either party or the Transaction shall not, by itself, give rise to any right or obligation under any such other agreement or deemed agreement.

Annex II-2

Party A and Party B each represent to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	[DEALER NAME]
Party B:	Ventas, Inc.
Trade Date:	[•], 20[•]
Effective Date:	The first day occurring on or after the Trade Date on which Shares that are sold through [AGENT NAME], acting as forward seller for Party A (in such capacity, the “Agent”) pursuant to the ATM Sales Agreement, dated September 18, 2024 between Party A, Party B, the Agent and the other parties thereto (the “Sales Agreement”), settle.
Base Amount:	The specified aggregate number of Shares to be sold through the Agent during the period from and including the Trade Date through and including the Hedge Completion Date, as set forth in the Forward Instruction Notice (as defined in the Sales Agreement) and as modified by any subsequent notice delivered by Party B to Party A pursuant to Section 2(b) of the Sales Agreement on or prior to the Hedge Completion Date; provided, however, that the Base Amount shall be reduced to reflect any reduction in the aggregate number of Shares actually borrowed by Party A (or an affiliate thereof) and sold by the Agent, using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, pursuant to Section 2(m) and Section 2(c), respectively, of the Sales Agreement; provided further that on each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.
Maturity Date:	The earlier of: (i) [DATE][1] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day) and (ii) the date on which the Base Amount is reduced to zero.

[1]	Insert Maturity Date specified by Party B in the Forward Instruction Notice (as defined in the Sales Agreement).

Annex II-3

Hedge Completion Date:	The earliest of: (i) the date specified in writing as the Hedge Completion Date by Party A, (ii) any Settlement Date, (iii) [DATE][2] and (iv) the date specified in writing as the Hedge Completion Date by Party B pursuant to Section 2(b) of the Sales Agreement. Promptly after the Hedge Completion Date, Party A will furnish Party B with a pricing supplement (the “Pricing Supplement”) in substantially the form of Annex B hereto specifying the Hedge Completion Date, the Base Amount as of the Hedge Completion Date (the “Initial Base Amount”), the Initial Forward Price and the Maturity Date, all determined in accordance with the terms hereof.
Forward Price:	On the Hedge Completion Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.
Initial Forward Price:	[•]%[3] of the volume weighted average price at which the Shares are sold through the Agent in a commercially reasonable manner that reflects prevailing market prices or as otherwise directed pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, adjusted by the Calculation Agent in a commercially reasonable manner to (i) reflect on each day during such period the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day (based on sales of Shares that have settled) and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date.
Daily Rate:	For any day, a rate (which rate may be negative) equal to (i)(A) the Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.
Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight Bank Funding Rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>“, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.
Spread:	[•][4] basis points per annum.
Prepayment:	Not Applicable.

[2]	Insert final date of Forward Hedging Period specified by Party B in the Forward Instruction Notice.
[3]	Insert percentage equal to 100 minus the agreed upon Forward Seller Commission (which shall not exceed 1.5%, unless otherwise agreed in the case of a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act), as specified by Party B in the Forward Instruction Notice. In the event the hedge is executed via a block sale, the Hedge Completion Date would be the Trade Date, and the Initial Forward Price will be a number equal to the sale price to the Forward Seller less the Forward Seller Commission.
[4]	Insert Spread specified by Party B in the Forward Instruction Notice.

Annex II-4

Variable Obligation:	Not Applicable.
Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”
Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.
Shares:	Common shares, USD 0.25 par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “VTR”).
Exchange:	New York Stock Exchange.
Related Exchange(s):	All Exchanges.
Clearance System:	DTC.
Calculation Agent:	Party A. Whenever the Calculation Agent is required to act or to exercise judgment in any way with respect to any Transaction hereunder, it will do so in a good faith and a commercially reasonable manner.
Following any determination, adjustment or calculation hereunder by the Calculation Agent, the Calculation Agent will upon written request by Party B promptly following (and, in any event, within three (3) Exchange Business Days of) such request, provide to Party B a report (in a commonly used file format for the storage and manipulation of financial data but without disclosing Party A’s confidential or proprietary models or other information that may be confidential, proprietary or subject to contractual, legal or regulatory obligations to not disclose such information) displaying in reasonable detail the basis for such determination, adjustment or calculation, as the case may be.
Following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the sole Defaulting Party, Party B shall have the right to designate an independent, nationally recognized corporate equity derivatives dealer to replace Party A as Calculation Agent, and the parties hereto shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.

Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A no later than (i) 12:00 p.m. (New York time) on the Scheduled Trading Day prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) 30 Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero and (ii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its commercially reasonable hedge in a commercially reasonable manner during an Unwind Period by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

Annex II-5

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that the Settlement Shares so designated shall, in the case of a designation by Party B, be at least equal to the lesser of 100,000 and the Base Amount at that time; provided further that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.
Settlement:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable to unwind its hedge by the end of the Unwind Period (a) in a manner that, in the good faith, reasonable judgment of Party A based on the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act (as if such requirements were applicable to purchases by Party A in connection with its unwind activity hereunder and under any Additional Transaction) or (b) due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”) or (iv) if the Maturity Date is a Settlement Date other than as the result of a valid Settlement Notice in respect of such Settlement Date or (v) if on any Exchange Business Day the price per Share on the Exchange is below [•]%[5] of the Initial Forward Price.
Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice representations signed by Party B substantially in the form set forth in clause (a) under the heading “Representations, Warranties and Agreements of Party B” in Section 3 of this Confirmation.

[5]	Insert Termination Threshold specified by Party B in the Forward Instruction Notice.

Annex II-6

Unwind Period:	Each Exchange Business Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Scheduled Trading Day immediately preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount and the number of Net Share Settlement Shares) to account for the effect of the occurrence of such Disrupted Day on Party A’s commercially reasonable hedge position, assuming Party A has acted in a commercially reasonable manner.
Market Disruption Event:	Section 6.3(a) of the 2002 Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption or (iii) an Early Closure, in each case, that the Calculation Agent determines is material.”
Early Closure:	Section 6.3(d) of the 2002 Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.
Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.
Securities Act:	The Securities Act of 1933, as amended from time to time.
Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Annex II-7

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.
Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date by wire transfer of immediately available funds.
Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the weighted average (weighted on the same basis as below) of the Forward Prices on each day over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period, except as set forth in clause (2) below), minus a commission equal to USD 0.03 per Share in respect of each Share purchased during the Unwind Period, minus (B) the weighted average price of the Shares Party A actually purchases during the Unwind Period (with such purchases to be made in a commercially reasonable manner at prevailing market prices) in connection with unwinding its commercially reasonable hedge position with respect to the Settlement Shares for such Settlement Date, and (ii) the number of Settlement Shares for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares with respect to which Party A has not unwound its commercially reasonable hedge for the Transaction in a commercially reasonable manner, as of such Forward Price Reduction Date.
Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of the Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Annex II-8

Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date, minus (b) the number of Shares Party A actually purchases during the Unwind Period (with such purchases to be made in a commercially reasonable manner at prevailing market prices) for a total purchase price equal to the difference between (1) the product of (i) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period, except as set forth in clause (2) below), minus a commission equal to USD 0.02 per Share in respect of each Share purchased during the Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Shares with respect to which Party A has not unwound its commercially reasonable hedge for the Transaction in a commercially reasonable manner, as of such Forward Price Reduction Date.
Settlement Currency:	USD.
Failure to Deliver:	Applicable if Party A is required to deliver Shares hereunder; otherwise, Inapplicable.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment; notwithstanding anything in the 2002 Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction (provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Share).
Additional Adjustment:	If, in the commercially reasonable judgment of Party A, the stock loan fee to Party A (or an affiliate thereof) in a commercially reasonable hedge position, excluding the federal funds or other interest rate component payable by the relevant stock lender to Party A or such affiliate (the “Stock Loan Fee”), over any one-month period, of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction exceeds a weighted average rate equal to [•][6] basis points per annum, the Calculation Agent shall reduce the Forward Price to the extent necessary to compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to [•][7] basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide a report of the Stock Loan Fees for the applicable one-month period.

6 Insert initial Stock Loan Fee specified by Party B in the Forward Instruction Notice.

7 Insert initial Stock Loan Fee specified by Party B in the Forward Instruction Notice.

Annex II-9

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the 2002 Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or Change In Law) shall be as specified in the “Acceleration Events” and the “Termination Settlement” provisions of Section 3 of this Confirmation. Notwithstanding anything to the contrary herein or in the 2002 Definitions, no Additional Disruption Event will be applicable, except Failure to Deliver or except to the extent expressly referenced in “Acceleration Events” in Section 3 of this Confirmation. The definition of “Tender Offer” in Section 12.1(d) of the 2002 Definitions is hereby amended by replacing “10%” with “20%.”
Non-Reliance:	Applicable
Agreement and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.
Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.
Delivery of Shares to Party A:	To be advised.
Delivery of Shares to Party B:	To be advised.

3.	Other Provisions:

Conditions to Effectiveness:

This Transaction shall be effective only if and to the extent that the following conditions are satisfied (or waived by Party A): (a) Shares are sold by the Agent on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Sales Agreement; (b) the representations and warranties of Party B contained in the Sales Agreement and any certificate delivered pursuant thereto by Party B or any subsidiary of Party B are true and correct as of the Trade Date; (c) Party B has performed all of the obligations required to be performed by it under the Sales Agreement on or prior to the Trade Date; (d) all of the conditions set forth in Section 5 of the Sales Agreement have been satisfied on or prior to the Trade Date; (e) except as set forth in the second following sentence, the condition that the Sales Agreement has not been terminated prior to the Hedge Completion Date; and (f) the condition, as determined by Party A in good faith and in a commercially reasonable manner, that neither of the following has occurred (A) Party A (or its affiliate) is unable to borrow and deliver for sale the Base Amount on or prior to the Hedge Completion Date, or (B) either it would be impractical for Party A to borrow and deliver the Base Amount on or prior to the Hedge Completion Date or Party A (or its affiliate) would incur a Stock Loan Fee greater than [•]8 basis points per annum to do so. If the Sales Agreement is terminated prior to any sale of Shares in connection with the Transaction thereunder, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Sales Agreement is terminated prior to the Hedge Completion Date, this Confirmation shall remain in effect with respect to any Shares that had been sold by the Agent on or after the Trade Date and prior to such termination.

[8]	Insert maximum Stock Loan Fee specified by Party B in the Forward Instruction Notice.

Annex II-10

Interpretive Letter:

The parties intend for this Confirmation and each Pricing Supplement to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”).

Representations, Warranties and Agreements of Party B: The representations and warranties of Party B set forth in Section 1 of the Sales Agreement are true and correct as of the Trade Date and each date that sales of “Forward Hedge Shares” (as defined in the Sales Agreement) in respect of the Transaction hereunder are made under the Sales Agreement. In addition to the representations and warranties in Section 1 of the Sales Agreement, the Agreement and those contained elsewhere herein, Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)	Party B represents to Party A on the Trade Date and on any date that Party B notifies Party A that Cash Settlement or Net Share Settlement applies to this Transaction, that (A) Party B is not aware of any material nonpublic information regarding Party B or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Party B is neither entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(b)	Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(c)	Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the maximum number of Shares as shall be issuable at such time upon settlement of the Transaction as set forth below under the heading “Maximum Share Delivery”. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(d)	Party B agrees to provide Party A with written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date for any outstanding Additional Transaction, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Base Amount and each “Base Amount” (as defined in the applicable Additional Confirmation and any additional Share Forward Transaction or other equity derivative transaction under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

Annex II-11

(e)	No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act, and (ii) as may be required to be obtained under state securities laws.

(f)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 4.5%.

(g)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(h)	Neither Party B nor any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) shall take any action (including, without limitation, any direct purchases by Party B or any of its affiliated purchasers or any purchases by a party to a derivative transaction with Party B or any of its affiliated purchasers), either under this Confirmation, under an agreement with another party or otherwise, that could reasonably be expected to cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(i)	Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(j)	Party B (i) is capable of evaluating investment risks independently, both in general and with regard to the Transaction; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(k)	Party B acknowledges and agrees that, in each case subject to clause (c) under the caption “Covenants of Party A” in this Section 3:

(i)	during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)	Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)	Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price;

Annex II-12

(iv)	any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price, each in a manner that may be adverse to Party B; and

(v)	the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(l)	The assets of Party B do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

(m)	Party B shall, at least one day prior to the first day of any Unwind Period, notify Party A of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Party B or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(n)	During any Unwind Period, Party B shall (i) notify Party A prior to the opening of trading in the Shares on any day on which Party B makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Party B (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Party A following any such announcement that such announcement has been made, and (iii) promptly deliver to Party A following the making of any such announcement information indicating (A) Party B’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Party B’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Party B shall promptly notify Party A of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(o)	Party B is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)	Without limiting the generality of Section 13.1 of the 2002 Definitions, Party B acknowledges that Party A is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project.

(q)	Party B understands that no obligations of Party A to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Party A or any governmental agency.

Annex II-13

(r)	Party B is not aware of any federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares that would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Party A or its affiliates owning or holding (however defined) Shares as part of its hedging activities in connection with the Transaction, other than Sections 13 and 16 under the Exchange Act.

(s)	Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction, (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction, and (iii) is entering into the Transaction for a bona fide business purpose.

(t)	Ownership positions held by Party A or any of its affiliates solely in its capacity as a nominee or fiduciary do not constitute “beneficial ownership”, and neither Party A nor any of its affiliates shall be deemed or treated as a “person” for purposes of the Amended and Restated Certification of Incorporation of Party B, as amended (the “Articles”).

Covenants of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)	Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)	In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases as well as any analogous purchases occurring on the same day under any Additional Transaction.

(c)	Party A hereby represents and covenants to Party B that it has implemented policies and procedures, taking into consideration the nature of its business, reasonably designed to ensure that individuals conducting hedging activity related to any Transaction do not have access to material non-public information regarding Issuer or the Shares.

(d)	Within one Exchange Business Day of purchasing any Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction pursuant to the once-a-week block exception set forth in paragraph (b)(4) of Rule 10b-18, Party A shall notify Party B of the total number of Shares so purchased.

Annex II-14

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the 2002 Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by Party B with respect to the Shares that is specified by the board of trustees of the Issuer as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)	Stock Borrow Events. In the good faith, commercially reasonable judgment of Party A (i) Party A (or its affiliate) is unable to hedge Party A’s exposure to the Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount of more than a rate of [•][9] basis points per annum (each, a “Stock Borrow Event”);

(b)	Dividends and Other Distributions. On any day occurring after the Trade Date Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceed, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I (such cash dividend, an “Excess Dividend”), (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Party A; for the avoidance of doubt, any amount calculated pursuant to this “Acceleration Events” Section as a result of an Excess Dividend shall not be adjusted by the value associated with such Excess Dividend;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of “Termination Settlement” below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

[9]	Insert maximum Stock Loan Fee specified by Party B in the Forward Instruction Notice.

Annex II-15

(d)	Other ISDA Events. The announcement of any event (other than a Delisting) that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting (with Party A as Hedging Party); provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Trade Date”; or

(e)	Ownership Event. In the good faith, commercially reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Applicable Share Limit for such day (if any applies).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person or group, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B (including without limitation Article IX and X of the Articles) that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could reasonably be expected to give rise to reporting or registration obligations (other than any filing under Section 13 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or could result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its good faith, reasonable discretion (it being understood that reporting obligations under Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date, will not be deemed to have such an adverse effect), minus (B) 1% of the number of Shares outstanding.

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Applicable Share Limit, and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its commercially reasonable hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date. If an Acceleration Event occurs after Party B has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Party A, then Party A shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. If Party A designates a Termination Settlement Date as a result of an Acceleration Event caused by an Excess Dividend of the type described in paragraph “(b) Dividends and Other Distributions” under the heading “Acceleration Events,” no adjustment(s) shall be made to account for the amount of such Excess Dividend.

Annex II-16

Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenants of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, a failure by Party A to comply with the provisions of the Interpretive Letter or a breach by Party A of a covenant set forth under “Covenants of Party A” above, or if Party A otherwise reasonably determines, based upon advice of counsel, that any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenants of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that during any Unwind Period, Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any Derivatives Personnel (as defined below). For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission or otherwise disseminated in a manner constituting “public disclosure” within the meaning of Regulation FD under the Exchange Act and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information. For purposes of the Transaction, “Derivatives Personnel” means any employee on the trading side of the Equity Derivatives Group of Party A and does not include [•] or [•] (or any other person or persons designated from time to time by the Compliance Group of Party A).

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to twice the Initial Base Amount to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date and subject to adjustment from time to time in accordance with the provisions of this Confirmation and the 2002 Definitions but solely with respect to adjustments arising from events caused by Party B or under the control of Party B.

Annex II-17

Transfer and Assignment:

Notwithstanding anything to the contrary herein or in the Agreement, Party A may assign or transfer any of its rights or delegate any of its duties hereunder to (i) any affiliate of Party A, whose obligations hereunder and under the Agreement are fully and unconditionally guaranteed by [•] or (ii) any affiliate of Party A with a long-term issuer rating equal to or better than the credit rating of Party A at the time of such assignment or transfer; provided that (A) Party B will neither (x) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement under the law as of the date of the transfer or assignment, nor (y) receive a payment from which an amount has been deducted or withheld for or on account of any Tax in respect of which the other party is not required to pay an additional amount, in either case, as a result of such transfer or assignment and (B) no Event of Default or Potential Event of Default shall (x) have occurred with respect to Party A or (y) occur with respect to either party solely as a result of such transfer and assignment.

Designation by Party A

Notwithstanding any other provision in this Confirmation or Agreement to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A (the “Designator”) may designate any of its Affiliates (the “Designee”) to deliver or take delivery, as the case may be, and otherwise perform its obligations to deliver, if any, or take delivery of, as the case may be, any such Shares or other securities in respect of the Transaction, and the Designee may assume such obligations, if any. Such designation shall not relieve the Designator of any of its obligations, if any, hereunder. Notwithstanding the previous sentence, if the Designee shall have performed the obligations, if any, of the Designator hereunder, then the Designator shall be discharged of its obligations, if any, to Party B to the extent of such performance.

Indemnity

Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to any breach of any covenant or representation made by Party B in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, but only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from such breach. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s material breach of any covenant or representation made by Party A in this Confirmation or the Agreement or any willful misconduct, fraud, gross negligence or bad faith of any Indemnified Party. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Party A upon settlement of the Transaction.

Annex II-18

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common shareholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have an “interest” in (within the meaning of NYSE Rule 312.04(e)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Applicable Share Limit, (ii) the Section 16 Percentage would exceed 4.9%, (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of [•]10 Shares (the “Threshold Number of Shares”) or (iv) such acquisition would result in a violation of any restriction on ownership or transfer set forth in the Article IX or X of the Articles, as amended and supplemented (the “Counterparty Stock Ownership Restrictions”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Applicable Share Limit, (ii) the Section 16 Percentage would exceed 4.9%, (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares or (iv) such delivery would result in a violation of the Counterparty Stock Ownership Restrictions. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, (i) the Share Amount would not exceed the Applicable Share Limit, (ii) the Section 16 Percentage would not exceed 4.9%, (iii) Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares and (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restriction. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

[10]	Insert number equal to 4.9% of the outstanding Shares as of the relevant Trade Date.

Annex II-19

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[INSERT DEALER NAME AND NOTICE INFORMATION]

Address for notices or communications to Party B:

Ventas, Inc.
353 N. Clark Street, Suite 3300
Chicago, Illinois 60654
Attn: Son Nguyen, SVP, Capital Markets & Treasury
Telephone: 312.268.4185
Email: son.nguyen@ventasreit.com

(b)	Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

(c)	Offices:

The Office of Party A for the Transaction is: [•]

The Office of Party B for the Transaction is: Inapplicable, Party B is not a Multibranch Party

Annex II-20

Acknowledgements:

The parties hereto intend for:

(a)	the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)	a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to the Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 of the Agreement to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Governing Law/Jurisdiction:

This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof (other than Title 14 of Article 5 of the General Obligations Law). The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

Disclosure:

Effective from the date of commencement of discussions concerning the Transaction, each of Party A and Party B and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

Commodity Exchange Act:

Each of Party A and Party B agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and the Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

Annex II-21

Tax Matters:

(a)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representations:

(A)	[EACH DEALER TO PROVIDE.]

(ii)	Party B makes the following representations:

(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the Delaware, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.

(b)	Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(c)	HIRE Act. To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions in any other agreement between the parties with respect to this Transaction, this provision shall prevail unless such other agreement expressly overrides the provision of the Attachment to the 871(m) Protocol.

(d)	Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Party A and Party B each agrees to deliver a valid and duly executed U.S. Internal Revenue Service Form [W-9], or any successor thereto, completely accurately and in a manner reasonably acceptable to such other party and, in particular, with the “corporation” or “partnership” box checked on line 3 thereof, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by such other party; and (iii) promptly upon learning that any such tax form it previously provided to such other party has become invalid, inaccurate, obsolete or incorrect. Additionally, each party shall, promptly upon request by the other party, provide such other tax forms and documents reasonably requested by such other party.

Annex II-22

U.S. Stay Regulations:

[The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”) page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Party A replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]11

Other Forwards / Dealers:

Party A acknowledges that Party B has entered or may enter in the future into one or more similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more dealers, and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Party A and Party B agree that if Party B designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Party B shall notify Party A at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Party A shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Party A by Party B at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

[11]	Include preferred version of U.S. Stay Regulations for Party A

Annex II-23

[Role of Agent]

[Insert Party A agency or communications with employees provisions, if any.]

[Party A Boilerplate]

[Insert Party A regulatory boilerplate provisions, if any.]

[Remainder of page intentionally left blank]

Annex II-24

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully, [DEALER NAME]

By:
Name:
Title:

Annex II-25

Confirmed as of the date first written above:

VENTAS, INC.

By:
Name:
Title:

Annex II-26

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date[12]	Forward Price Reduction Amount[13]
Trade Date	USD	0.000
[•]	USD	[•]
[•]	USD	[•]
[•]	USD	[•]
[•]	USD	[•]
[•]	USD	[•]

[12]	Insert Forward Price Reduction Dates specified by Party B in the Forward Instruction Notice.
[13]	Insert Forward Price Reduction Amounts specified by Party B in the Forward Instruction Notice.

Annex II-27

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)	If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placements of similar size, all commercially reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)	If Party B delivers any Restricted Shares in respect of the Transaction, unless it is advised in writing by outside counsel that any of the following actions would violate applicable securities laws because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff occurring after the Trade Date, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

Annex II-28

ANNEX B

FORM OF PRICING SUPPLEMENT

[DEALER NAME AND ADDRESS]

Date: [•]

Ventas, Inc.
353 N. Clark Street, Suite 3300
Chicago, Illinois 60654
Attn: Son Nguyen, SVP, Capital Markets & Treasury
Telephone: 312.268.4185
Email: son.nguyen@ventasreit.com

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [•], 20[•] (the “Confirmation”) between Ventas, Inc. (“Party B”) and [DEALER NAME] (“Party A”).

For all purposes under the Confirmation,

(a)	the Hedge Completion Date is [•];

(b)	the Base Amount shall be [•], subject to further adjustment in accordance with the terms of the Confirmation;

(c)	the Maturity Date shall be [•]; and

(d)	the Initial Forward Price shall be USD [•].

Very truly yours, [DEALER NAME]

By:
Name:
Title:

Annex II-29

Confirmed as of the date first above written:

VENTAS, INC.

By:
Name:
Title:

Annex II-30

Annex III

FORM OF FORWARD INSTRUCTION NOTICE

From: Ventas, Inc.

To: [Forward Purchaser; Forward Seller]

Subject: Forward Instruction Notice

Ladies and Gentlemen:

Reference is made to the ATM Sales Agreement, dated September 18, 2024 (the “Sales Agreement”), by and among the Company, the Agents and the Forward Purchasers. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Sales Agreement or the Form of Registered Forward Confirmation set forth in Annex II (the “Form Confirmation”) to the Sales Agreement.

The Company desires to enter into a Forward, including a related Confirmation substantially consistent with the Form Confirmation, in each case on the following terms:

Forward Hedge Selling Period*:	[•]-[•]

Designated Forward Hedge Shares*:	[•]

Aggregate Maximum Forward Hedge Amount*:	$[•]

Minimum Price per Share*:	$[•]

Forward Seller Commission:	[•]%

Spread:	[•]%

Initial Stock Loan Fee:	[•]%

Maximum Stock Loan Fee:	[•]%

Maturity Date:	[•], 20[•]

Forward Price Reduction Dates / Amounts ($):	[•], 20[•] / $[•] [•], 20[•] / $[•] [•], 20[•] / $[•] [•], 20[•] / $[•]

Termination Threshold:	[•]%

Other Deviations from Form Confirmation:	[•]

*	Adjustable by the Company during the Forward Hedge Selling Period.

Annex III-1

Very truly yours,

VENTAS, INC.

By:
Name:
Title:

Annex III-2